                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                           THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                                CRT BMWCX, LTD.

                         a Florida limited partnership

      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

      IN ADDITION, THE PARTNERSHIP INTERESTS ISSUED UNDER THIS AGREEMENT MAY BE SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN

                           Dated as of August 16, 2004

                                TABLE OF CONTENTS

                                                                                                   Page
ARTICLE 1 DEFINED TERMS........................................................................     1

ARTICLE 2 ORGANIZATIONAL MATTERS...............................................................    18
           SECTION 2.1  Continuation of Partnership............................................    18
           SECTION 2.2  Name...................................................................    18
           SECTION 2.3  Registered Office and Agent; Principal Office..........................    19
           SECTION 2.4  Power of Attorney......................................................    19
           SECTION 2.5  Term...................................................................    20

ARTICLE 3 PURPOSE..............................................................................    20
           SECTION 3.1  Purpose and Business...................................................    20
           SECTION 3.2  Powers.................................................................    20
           SECTION 3.3  Partnership Only for Purpose Specified.................................    21
           SECTION 3.4  Representations and Warranties by the Limited Partners.................    21

ARTICLE 4 CAPITAL CONTRIBUTIONS................................................................    24
           SECTION 4.1  Capital Contributions of the Initial Partners..........................    24
           SECTION 4.2  Additional Limited Partners............................................    24
           SECTION 4.3  Loans by Third Parties.................................................    24
           SECTION 4.4  Additional Funding and Capital Contributions...........................    25
           SECTION 4.5  No Interest; No Return.................................................    28
           SECTION 4.6  No Preemptive Rights...................................................    28

ARTICLE 5 DISTRIBUTIONS........................................................................    29
           SECTION 5.1  Requirement and Characterization of Distributions......................    29
           SECTION 5.2  Distributions in Kind..................................................    30
           SECTION 5.3  Amounts Withheld.......................................................    30
           SECTION 5.4  Distributions upon Liquidation.........................................    30
           SECTION 5.5  REIT Distribution Requirement..........................................    30
           SECTION 5.6  Restricted Distributions...............................................    30

ARTICLE 6 ALLOCATIONS..........................................................................    30
           SECTION 6.1  Timing and Amount of Allocations of Net Income and Net Loss............    30
           SECTION 6.2  General Allocations....................................................    31
           SECTION 6.3  Additional Allocation Provisions.......................................    33
           SECTION 6.4  Tax Allocations........................................................    36
           SECTION 6.5  Other Provisions.......................................................    36

ARTICLE 7 MANAGEMENT AND OPERATIONS OF BUSINESS................................................    37
           SECTION 7.1  Management.............................................................    37
           SECTION 7.2  Certificate of Limited Partnership.....................................    40
           SECTION 7.3  Restrictions on General Partner's Authority............................    41

           SECTION 7.4  Responsibility for Expenses............................................    42
           SECTION 7.5  Other Business of General Partner......................................    43
           SECTION 7.6  Contracts with General Partner.........................................    44
           SECTION 7.7  Indemnification........................................................    44
           SECTION 7.8  Liability of Indemnitees...............................................    46
           SECTION 7.9  Other Matters Concerning the General Partner...........................    47
           SECTION 7.10  Title to Partnership Assets...........................................    47
           SECTION 7.11  Reliance by Third Parties.............................................    48
           SECTION 7.12  Treatment of and Limitation on Payments to General Partner............    48

ARTICLE 8 RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS...........................................    49
           SECTION 8.1  Limitation of Liability................................................    50
           SECTION 8.2  Management of Business.................................................    50
           SECTION 8.3  Outside Activities of Limited Partners.................................    50
           SECTION 8.4  Return of Capital; Priority among Limited Partners.....................    51
           SECTION 8.5  Rights of Limited Partners Relating to the Partnership.................    51
           SECTION 8.6  Redemption Rights of Qualifying Parties................................    52
           SECTION 8.7  Partnership Right to Call Limited Partner Interests....................    56
           SECTION 8.8  General Provisions Related to Exercise of Redemption Rights
                        and Call Rights under Sections 8.6 and 8.7.............................    56

ARTICLE 9 BOOKS, RECORDS, ACCOUNTING AND REPORTS...............................................    57
           SECTION 9.1  Records and Accounting.................................................    57
           SECTION 9.2  Fiscal Year............................................................    58
           SECTION 9.3  Reports................................................................    58

ARTICLE 10 TAX MATTERS.........................................................................    58
           SECTION 10.1  Preparation of Tax Returns............................................    58
           SECTION 10.2  Tax Elections.........................................................    59
           SECTION 10.3  Tax Matters Partner...................................................    59
           SECTION 10.4  Withholding...........................................................    60
           SECTION 10.5  Electing Large Partnership............................................    61
           SECTION 10.6  Organization Expenses.................................................    61

ARTICLE 11 TRANSFERS AND WITHDRAWALS...........................................................    61
           SECTION 11.1  Transfer..............................................................    61
           SECTION 11.2  Transfer of General Partner's Partnership Interest....................    61
           SECTION 11.3  Limited Partners' Rights to Transfer..................................    62
           SECTION 11.4  Substituted Limited Partners..........................................    64
           SECTION 11.5  Assignees.............................................................    65
           SECTION 11.6  General Provisions....................................................    65

ARTICLE 12 ADMISSION OF PARTNERS...............................................................    66
           SECTION 12.1  Admission of Successor General Partner................................    66
           SECTION 12.2  Admission of Additional Limited Partners..............................    67
           SECTION 12.3  Amendment of Agreement and Certificate of Limited Partnership.........    67

           SECTION 12.4  Admission of New General Partner......................................    67
           SECTION 12.5  Limit on Number of Partners...........................................    68

ARTICLE 13 DISSOLUTION, LIQUIDATION AND TERMINATION............................................    68
           SECTION 13.1  Dissolution...........................................................    68
           SECTION 13.2  Winding up............................................................    68
           SECTION 13.3  Deemed Liquidation....................................................    70
           SECTION 13.4  Rights of Limited Partners............................................    71
           SECTION 13.5  Notice of Dissolution.................................................    71
           SECTION 13.7  Reasonable Time for Winding-up........................................    71

ARTICLE 14 PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENTS; MEETINGS...............    71
           SECTION 14.1  Procedures for Actions and Consents of Partners.......................    71
           SECTION 14.2  Amendments............................................................    72
           SECTION 14.3  Meetings of the Partners..............................................    72

ARTICLE 15 GENERAL PROVISIONS..................................................................    73
           SECTION 15.1  Addresses and Notice..................................................    73
           SECTION 15.2  Titles and Captions...................................................    73
           SECTION 15.3  Pronouns and Plurals..................................................    73
           SECTION 15.4  Further Action........................................................    73
           SECTION 15.5  Fair Value............................................................    73
           SECTION 15.6  Binding Effect........................................................    73
           SECTION 15.7  Waiver................................................................    74
           SECTION 15.8  Counterparts..........................................................    74
           SECTION 15.9  Applicable Law; Etc...................................................    74
           SECTION 15.10  Confidentiality......................................................    75
           SECTION 15.11  Entire Agreement.....................................................    75
           SECTION 15.12  Invalidity of Provisions.............................................    76
           SECTION 15.13  No Partition.........................................................    76
           SECTION 15.14  No Third-Party Rights Created Hereby.................................    76
           SECTION 15.15  Remedies Not Exclusive...............................................    76

LIST OF EXHIBITS

Exhibit A - Partners and Addresses
Exhibit B - Form of Redemption Notice
Exhibit C - Form of Partner Schedule
Exhibit D - Form of Partnership Unit Certificate

                           THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                                 CRT BMWCX, LTD.

      THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CRT BMWCX, LTD., f/k/a as Crocker Center Associates III, Ltd., dated as of August 16, 2004 (the "Effective Date"), is entered into by and among CRTP OP LP, a Delaware limited partnership, as the General Partner ("CRTP OP" or "General Partner"), and Thomas J. Crocker ("Crocker"), CCA III, Inc., a Florida corporation ("CCA III"), and Westchase Corporate Center Associates, Ltd., a Texas limited partnership ("WCCA" or "New Limited Partner"), as the Limited Partners.

                                    ARTICLE 1
                                  DEFINED TERMS

      The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

      "Accrual Period" has the meaning specified in Section 5.1.

      "Accrued and Unpaid Preferred Return Amount" means (i) in respect of one or more Tendered Units exchanged exclusively for cash pursuant to Section 8.6.A, 8.6.B or 8.6.C, the excess of (a) the aggregate Preferred Return Per Unit accrued in respect of such Tendered Units from the issuance of such Units through the Specified Redemption Date over (b) the aggregate amount distributed, or to be distributed, in respect of such Tendered Units pursuant to Section 5.1, as applicable, from the issuance of such Units through the later of (w) the Specified Redemption Date or (x) if the distributions to be made pursuant to
Section 5.1 to the Partners of record as of the last Partnership Record Date to fall prior to the Specified Redemption Date have not been made on or prior to such Specified Redemption Date, but are to be made following such date, the date on which such distributions are to be made, and (ii) in respect of one or more Tendered Units exchanged for REIT Shares (determined without regard to whether the Accrued and Unpaid Preferred Return Amount of such Tendered Units is paid for in cash or REIT Shares), the excess of (a) the aggregate Preferred Return Per Unit accrued in respect of such Tendered Units from the issuance of such Units through the last Partnership Record Date to fall prior to the Specified Redemption Date over (b) the aggregate amount distributed, or to be distributed, in respect of such Tendered Units pursuant to Section 5.1 from the issuance of such Units through the later of (y) the Specified Redemption Date or (z) if the distributions to be made pursuant to Section 5.1 to the Partners of record as of the last Partnership Record Date to fall prior to the Specified Redemption Date have not been made on or prior to such Specified Redemption Date, but are to be made following such date, the date on which such distributions are to be made.

      "Act" means the Florida Revised Uniform Limited Partnership Act Sections 620.101-620.205, as it may be amended from time to time, and any successor statute.

      "Actions" has the meaning set forth in Section 7.7.A.

      "Acquisition Financing" means, as the context requires, collectively or individually, the Baymeadows Acquisition Financing and/or the Westchase Acquisition Financing.

      "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 and Section 12.2 and shown as such on the books and records of the Partnership.

      "Adjusted Capital Account" means, with respect to any Partner, the balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

            (a) increase such Partner's Capital Account balance by any amounts that such Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner's Partnership Interest or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

            (b) reduce such Partner's Capital Account by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of "Adjusted Capital Account" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

      "Adjustment Factor" means 1.0; provided, however, that in the event that CRT (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares or (iii) effects a reverse split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (1) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination. Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

      "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreement" means this Third Amended and Restated Agreement of Limited Partnership of CRT BMWCX, LTD., as it may be amended, supplemented or restated from time to time.

      "Applicable Percentage" has the meaning set forth in Section 8.6.B.

      "Appraisal" means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

      "Assignee" means a Person to whom one or more Partnership Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

      "Available Cash" means with respect to any period for which such calculation is being made:

            (a) all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Terminating Capital Transaction) plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves, working capital accounts or other cash or similar balances of the Partnership referred to in clause (b)(iv) below;

            (b)   less the sum of the following:

                  (i) all interest, principal and other debt payments made during such period by the Partnership (including interest, principal and other payments made in respect of any Shortfall Loan);

                  (ii) all cash expenditures (including capital expenditures) made by the Partnership during such period;

                  (iii) investments in any entity (including loans made to the entity) to the extent that such investments are not otherwise described in clauses (b)(i) or (ii); and

                  (iv) the amount of any increase during such period in reserves, working capital accounts or other cash or similar balances that the General Partner determines is necessary or appropriate to meet the needs of the Partnership in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, working capital accounts or other cash or similar balances, or take into account any disbursements made or reserves established, after dissolution and the commencement of the winding up and liquidation of the Partnership.

      "Baymeadows" means the Replacement Property consisting of the land and buildings located at 7777 Baymeadows Way, Jacksonville, Florida 32256.

      "Baymeadows Acquisition Financing" means the mortgage financing from Nomura Credit & Capital, Inc. in the original principal amount of $13,800,000 incurred by Baymeadows Owner in connection with the acquisition of Baymeadows.

      "Baymeadows GP" means CRT BM GP LLC, a Florida limited liability company that is a wholly owned Subsidiary of the Partnership.

      "Baymeadows Net Income and Baymeadows Net Loss" means the Net Income and Net Loss attributable (as determined in the reasonable discretion of the General Partner) to the Partnership's interest (direct and indirect through the Baymeadows GP) in the Baymeadows Owner and Baymeadows, which amount shall, in the interest of clarity, take account of any expenses or other costs incurred by the Partnership and attributable or allocable (as determined in the reasonable discretion of the General Partner) to the Partnership's direct or indirect interest in Baymeadows Owner and Baymeadows.

      "Baymeadows Owner" means CRT Baymeadows Ltd., a Florida limited partnership in which the partnership holds a 99% interest as a limited partner and Baymeadows GP holds a 1% interest as the general partner.

      "Bottom Guaranty" is defined in Section 4.3.

      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Boca Raton, Florida are authorized or required by law to close.

      "Capital Account" means, with respect to any Partner, the Capital Account maintained by the General Partner for such Partner on the Partnership's books and records in accordance with the following provisions:

            (a) To each Partner's Capital Account, there shall be added (I) such Partner's Capital Contributions and (II) such Partner's share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3.

            (b)   From each Partner's Capital Account, there shall be subtracted
      (I) the amount of cash and the Gross Asset Value of any other property distributed to such Partner pursuant to any provision of this Agreement (net of all liabilities secured by such distributed property or subject to which the Partner is considered to assume or take the property, pursuant to Code Section 752) and (II) such Partner's share of Net Losses and any items in the nature of expenses, deductions or losses that are specially allocated pursuant to Section 6.3.

            (c) In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

            (d) In determining the principal amount of any liability for purposes of subsections (a) and (b), there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

            (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations.

      "Capital Contribution" means, with respect to any Partner, the amount of money and the Gross Asset Value, as of the time of contribution, of any Contributed Property that such Partner contributes to the Partnership pursuant to Section 4.1, 4.2 or 4.4 (net of all liabilities secured by such property or subject to which the Partnership is considered to assume or take the property, pursuant to Code Section 752).

      "Cash Amount" means an amount of cash equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount, determined as of the applicable Valuation Date.

      "CCA III" is defined in the Preamble hereto.

      "Certificate" means the Certificate of Limited Partnership of Crocker Center Associates III, Ltd. as filed in the office of the Secretary of State of Florida on November 1, 1985, as last amended by that certain Amendment to the Amended and Restated Certificate of Limited Partnership of Crocker Center Associates III, Ltd. filed with the Secretary of State of Florida on July 22, 2004 pursuant to which the name of the Partnership was changed to "CRT BMWCX, LTD." and CRTP OP was named as the General Partner of the Partnership in place of CCA III, as further amended from time to time in accordance with the terms of this Agreement and the Act.

      "Charter" means the Amended and Restated Articles of Incorporation of CRT filed with the Secretary of State of the State of Florida on May 19, 1994, as amended, supplemented or restated from time to time.

      "Class" shall mean a group of Partnership Units issued to Limited Partners, all of which are issued in the same transaction or a series of related transactions and have the same terms and conditions. Each separate Class of Partnership Units may be given a designation, such as "Class A", "Class B", "Class C", etc.

      "Class A Amount" is defined in the Partner Schedule of the holder of Class A Partnership Units.

      "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference in this Agreement to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

      "Consent" means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14.

      "Consent of the Limited Partners" means the Consent of a Majority in Interest of the Limited Partners holding each Class of Partnership Units (or in the case of Section 7.3.C, a Majority in Interest of the Limited Partners holding each Class of adversely affected Partnership Units), which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority in Interest of the Limited Partners in their sole and absolute discretion.

      "Contributed Property" means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership.

      "Contribution Percentage" means (i) with respect to any Limited Partner, the Contribution Percentage as set forth on such Limited Partner's Partner Schedule (which may be zero), as the same may be adjusted from time to time in connection with the admission of Additional Limited Partners and (ii) with respect to the General Partner, that percentage equal to 100% minus the aggregate Contribution Percentages of the Limited Partners. In addition to its overall Contribution Percentage, a Limited Partner may have a specific Contribution Percentage for each Replacement Property.

      "Crocker" is defined in the Preamble hereto.

      "Crocker Limited Partner" means, so long as any of the following Persons holds Partnership Units: (i) Crocker, (ii) CCA III and (iii) any Assignee or Substitute Limited Partner of Crocker or CCA III under this Agreement that is a Designated Party or Qualified Descendant of Crocker or CCA III if (and only if) the federal income tax basis of such Substituted Limited Partner or Assignee in his Partnership Interest is determined, directly or indirectly, by reference to the federal income tax basis of Crocker or CCA III.

      "CRT" means CRT Properties, Inc., a Florida corporation formerly known as Koger Equity, Inc.

      "CRT/Crocker Parties" means CRTP OP and all of the Crocker Limited
Partners.

      "CRTP OP" is defined in the Preamble hereto.

      "Cut-Off Date" means the thirty-ninth (39th) calendar day (or, if such day is not a Business Day, then the immediately preceding Business Day) after the General Partner's receipt of a Notice of Redemption.

      "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

      "Declination" has the meaning set forth in Section 8.6.C.

      "Deficit Contributions" is defined in Section 4.4.C.

      "Depreciation" means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, "Depreciation" shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such asset for such year or period is zero, "Depreciation" shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

      "Designated Party" means as to any Limited Partner, a Person designated as such on such Limited Partner's Partner Schedule then in effect.

      "Effective Date" has the meaning set forth in the preamble to this Agreement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Dissolution" has the meaning set forth in Section 13.1.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Exempt Transaction" means any of the following, from time to time occurring: (i) any repayment or prepayment (including deemed repayment or prepayment) of all or any portion of Acquisition Financing (or any replacement or refinancing thereof) resulting from bankruptcy or foreclosure (including a deed in lieu of foreclosure after acceleration), condemnation or other event described in Section 1033 of the Code, (ii) repayment or refinancing of any Acquisition Financing at less than the original amount thereof in the event a casualty occurs in respect of a portion of Replacement Property securing such indebtedness.

      "Fiscal Year" means the fiscal year of the Partnership, which shall be the calendar year.

      "General Partner" means CRTP OP LP, a Delaware limited partnership, and its successors and assigns, in their capacities as general partner of the Partnership.

      "General Partner Interest" means the Partnership Interest held by the General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of Partnership Units.

      "GP Payment" has the meaning specified in Section 7.12.B.

      "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

            (a) The initial Gross Asset Value of any asset contributed by a Limited Partner to the Partnership shall be its gross fair market value, as set forth on the Partner Schedule with respect to such Limited Partner.

            (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values upon (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for a more than de minimis Capital Contribution, (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest and (iii) the liquidation of the Partnership.

            (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, provided that, if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

            (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m).

            (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset.

      "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

      "Incapacity" or "Incapacitated" means, (i) as to any Partner or Assignee who is an individual, death, total physical disability, as reasonably determined by the General Partner, or entry by a court of competent jurisdiction adjudicating such Partner or Assignee incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership or limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any involuntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty
(120) days after its commencement, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

      "Indemnitee" means (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner or (B) a director of the General Partner or an officer or employee of the Partnership or the General Partner and
(ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

      "IRS" means the Internal Revenue Service.

      "Limited Partner" means any Person named as a Limited Partner in Exhibit A attached to this Agreement, as such Exhibit A may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

      "Limited Partner Interest" means a Partnership Interest of a Limited Partner representing a fractional part of the Partnership Interests of all Limited Partners and including any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement and the Limited Partner's Partner Schedule, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units. Partnership Units issued to Limited Partners in the same transaction or a series of related transactions and having the same terms and conditions may be treated as a Class of Partnership Units separate from all other Partnership Units and may be given a designation, such as "Class A", "Class B", "Class C", etc.

      "Liquidator" has the meaning set forth in Section 13.2.A.

      "Majority in Interest" of the Limited Partners, or of a group thereof, or of the Limited Partners that hold a specified Class of Partnership Units means those Limited Partners or holders of such Class of Partnership Units (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by CRT) holding in the aggregate at least fifty and one one-hundredths percent (50.01%) of the aggregate Partnership Units (or Class of Partnership Units, as applicable) of all Limited Partners (all holders of such Class or such group of Limited

Partners, as applicable) (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by CRT).

      "Net Income" or "Net Loss" means, for each Fiscal Year of the Partnership, an amount equal to the Partnership's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

            (b) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss," shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

            (c) In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset;

            (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (e) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss;

            (f) In lieu of the depreciation , amortization and other cost recovery deduction taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such period , computed in accordance with the definition of "Depreciation"; and

            (g) Notwithstanding any other provision of this definition of "Net Income" or "Net Loss," any item that is specially allocated pursuant to
      Section 6.3 shall not be taken into account in computing Net Income or Net Loss to the extent provided in Section 6.3. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss."

      "New Limited Partner" is defined in the Preamble hereto.

      "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

      "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

      "Notice of Redemption" means a Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.

      "Notional Westchase Liquidating Distribution" means a hypothetical distribution wherein (i) Westchase and all other property directly or indirectly held by the Partnership (including cash) in respect of or related to Westchase (including property held by the Westchase Owner and the Westchase GP) were sold for cash equal to its then Gross Asset Value (taking into account any Depreciation allowable for such period with respect to such property), (ii) all liabilities of the Westchase Owner and the Westchase GP and all liabilities of the Partnership to the extent they relate (as determined by the General Partner in its reasonable discretion) to Westchase, the Westchase Owner or the Westchase GP, including all liabilities encumbering or associated with such property, were satisfied in cash according to their terms (limited, with respect to each nonrecourse liability of each entity, to the assets securing such liability), and (iii) the net proceeds of such hypothetical transactions and all cash (attributable to Westchase, the Westchase Owner and the Westchase GP) otherwise available (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.1 hereof.

      "Other Net Income and Other Net Loss" means any Net Income and any Net Loss that is not (in the reasonable discretion of the General Partner) Baymeadows Net Income, Westchase Net Income, Baymeadows Net Loss or Westchase Net Loss.

      "Outside Limited Partner" means a Limited Partner in which CRT holds no direct or indirect beneficial interest.

      "Ownership Limit" means the applicable restriction on ownership of shares of CRT imposed under the Charter.

      "Partially Adjusted Westchase Memorandum Account" means, with respect to the holders of the Class A Partnership Units (taken in the aggregate as a group) or the CRT/Crocker Parties (taken in the aggregate as a group), a memorandum account increased by (i) any Westchase Capital Contributions made by any such group and (ii) any allocations to such group of Westchase Net Income pursuant to
Section 6.2A(2) and any items in the nature of income or gain that are attributable to Westchase (as determined by the General Partner in its reasonable discretion) and that are specially allocated pursuant to Section 6.3 and decreased by (i) any

Westchase Distributions received by such group and (ii) any allocations to such group of Westchase Net Loss pursuant to Section 6.2.A(3) and any items in the nature of income or gain that are attributable to Westchase (as determined by the General Partner in its reasonable discretion) and that are specially allocated pursuant to Section 6.3. For purposes of making allocations pursuant to Section 6.2.A(2) and 6.2.A(3) such memorandum account shall be calculated as of the beginning of any taxable period and adjusted (X) by adding an amount equal to such group's share of the Partnership Minimum Gain and Partner Minimum Gain (and attributable, in each case, solely to Westchase, as determined by the General Partner in its reasonable discretion) not otherwise required to be taken into account under Section 6.3 during such taxable period, and (ii) for all Westchase Contributions and Westchase Distributions made by or to such group during such period, and all special allocations to such group pursuant to
Section 6.3 with respect to such taxable period, but before giving effect to any allocation of Westchase Net Income or Westchase Net Loss for the period under
Section 6.2.A(2) and 6.2.A(3).

      "Partner" means the General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

      "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

      "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

      "Partner Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

      "Partner Schedule" means a schedule, substantially in the form attached hereto as Exhibit C and executed by the General Partner and a Limited Partner that acquires a Limited Partner Interest, that sets forth, among other things,
(a) the Gross Asset Values, as determined by the General Partner and agreed to by the contributing Limited Partner, for any Contributed Properties contributed by such contributing Limited Partner (or, in the case of a Substituted Limited Partner, such Partner's predecessor in interest), (b) the number of Partnership Units issued or transferred to such Limited Partner, (c) the Preferred Return Per Unit or other economic terms of the Partnership Units issued to such Limited Partner and (c) such other terms and conditions as are agreed upon by the General Partner and such Limited Partner.

      "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor to such limited partnership.

      "Partnership Interest" means an ownership interest in the Partnership and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

      "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

      "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1.

      "Partnership Unit" or "Unit" means a fractional share of the Partnership Interest of a Partner issued pursuant to Section 4.1, 4.2 or 4.4, provided, however, that Partnership Units representing the General Partner Interest and the various Classes of Limited Partner Interests shall have differences in rights and privileges as specified in this Agreement and the relevant Partner Schedules. The ownership of Partnership Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by the form of certificate for Partnership Units attached hereto as Exhibit D.

      "Permitted Call Date" means for a Limited Partner, the date specified as the "Permitted Call Date" in the Partnership Schedule of such Limited Partner, and for an Assignee, the date specified as the "Permitted Call Date" in the Partnership Schedule of the Limited Partner the Partnership Units of which were Transferred, in one or a succession of Transfers, to such Assignee.

      "Permitted Tender Date" means for a Limited Partner, the date specified as the "Permitted Tender Date" in the Partnership Schedule of such Limited Partner, and for an Assignee, the date specified as the "Permitted Tender Date" in the Partnership Schedule of the Limited Partner the Partnership Units of which were Transferred, in one or a succession of Transfers, to such Assignee.

      "Permitted Transfer" has the meaning set forth in Section 11.3.A.

      "Person" means an individual or a corporation, partnership, trust, estate, unincorporated organization, association, limited liability company or other entity.

      "Preferred Return Per Unit" means as to a Limited Partner or an Assignee, the amount specified on the Partner Schedule of such Limited Partner (or in the case of an Assignee, the Partner Schedule of the Limited Partner whose Partnership Units were transferred to such Assignee, whether directly or by another Assignee) as the Preferred Return Per Unit for such Limited Partner, which amount is distributable quarterly from Available Cash as provided in
Section 5.1. The Preferred Return Per Unit need not be the same amount for each Limited Partner or Assignee or with respect to each Partnership Unit.

      "Prior Partnership Agreement" means the Agreement of Limited Partnership of the Partnership, as amended, restated and in effect immediately prior to the Effective Date and the execution and delivery of this Agreement.

      "Properties" means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time.

      "Purchase Consideration" has the meaning specified in Section 8.6.B.

      "Qualified Descendant" means as to any Limited Partner, any one of those Persons listed as Qualified Descendants on such Limited Partner's Partner Schedule then in effect.

      "Redemption" has the meaning set forth in Section 8.6.A.

      "Redemption Consideration" has the meaning specified in Section 8.6.A.

      "Regulations" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "Regulatory Allocations" has the meaning set forth in Section 6.3.A(8).

      "REIT" means a real estate investment trust qualifying under Code Section 856.

      "REIT Requirements" has the meaning set forth in Section 5.5.

      "REIT Share" means a share of CRT's Common Stock, par value $.01 per share.

      "REIT Shares Amount" means a number of REIT Shares equal to the product of
(a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that CRT issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling CRT's shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "Rights") and such Rights do not expire or lapse prior to the relevant Specified Redemption Date, then the REIT Shares Amount as of such Specified Redemption Date shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive.

      "Related Party" means, with respect to any Person, any other Person whose ownership of shares of the General Partner's capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).

      "Replacement Properties" means one or more improved commercial real estate projects or properties acquired for the purpose of completing a tax deferred, like kind exchange of the Boca Marriott pursuant to Section 1031 of the Code (the "Initial Replacement Properties") and any Property acquired by the Partnership or Partnership Subsidiary in exchange therefore pursuant to a further like kind exchange pursuant to Section 1031 of the Code.

      "Required Redemption Percentage" shall have the meaning set forth in
Section 8.6.C.

      "Restriction Termination Date" is defined in the Partner Schedule of Crocker and CCA III.

      "Rights" has the meaning set forth in the definition of "REIT Shares Amount."

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Shortfall Contribution" is defined in Section 4.4C.

      "Shortfall Contribution Memorandum Account" is defined in Section 4.4C.

      "Shortfall Loan" is defined in Section 4.4.C.

      "Shortfall Preferred Return" is defined in Section 4.4.C.

      "Specified Redemption Date" means the fortieth (40th) calendar day (or, if such day is not a Business Day, the next following Business Day) after the receipt by the General Partner of a Notice of Redemption; provided, however, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the General Partner pursuant to Section 8.6.B, on any Specified Redemption Date, may be deferred for such time as may reasonably be required to effect compliance with the Securities Act, the HSR Act, or other applicable laws (including, but not limited to, state "blue sky" or other securities laws) and the requirements of the New York Stock Exchange (or such other securities exchange on which REIT Shares are then traded), provided that the General Partner shall limit the period of deferral to no more than the minimum period reasonably required to effect such compliance.

      "Step-Down Date" shall have the meaning set forth on the Partner Schedule of the New Limited Partner.

      "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, "Subsidiary" means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member unless the General Partner has received an unqualified opinion from independent counsel of recognized standing, or a ruling from the IRS, that the ownership of shares of stock of a corporation or other entity will not jeopardize CRT's status as a REIT, in which event the term "Subsidiary" shall include the corporation or other entity which is the subject of such opinion or ruling.

      "Substituted Limited Partner" means an Assignee who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4. The term "Substituted Limited Partner" shall not include any Additional Limited Partner.

      "Target Westchase Memorandum Account" means, with respect to the holders of the Class A Partnership Units (taken in the aggregate as a group) or the CRT/Crocker Parties (taken in the aggregate as a group), as of any date, a memorandum account (which may have either a positive or negative balance) equal to the amount distributable to such group in a Notional Westchase Liquidating Distribution as of such date.

      "Tax Items" has the meaning set forth in Section 6.4.A.

      "Tendered Units" has the meaning set forth in Section 8.6.A.

      "Tendering Party" has the meaning set forth in Section 8.6.A.

      "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership but shall not include any such sale or disposition wherein the partnership or any Partnership Subsidiary uses the proceeds thereof to acquire Replacement Property.

      "Transfer," when used with respect to a Partnership Unit or all or any portion of a Partnership Interest, means any direct or indirect sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or any other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that, when the term is used in Article 11, Transfer does not include any Redemption of Partnership Units by the Partnership, or acquisition of Tendered Units from the Limited Partners by the General Partner, pursuant to Section 8.6 or Section 8.7. The terms "Transferred" and "Transferring", as well as the term "Transfer" when used as a verb or an adjective, have correlative meanings.

      "Unitholder" means (a) the General Partner, (b) a Limited Partner, or (c) an Assignee owning one or more Partnership Units that is treated as a member of the Partnership for federal income tax purposes.

      "Valuation Date" means (a) in the case of a tender of Class C Partnership Units for Redemption, the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day or (b) in any other case, the date specified in this Agreement.

      "Value of a REIT Share" means on any Valuation Date with respect to a REIT Share, the higher of (i) the market price on the Valuation Date and (ii) average of the daily market prices for the thirty (30) consecutive trading days immediately preceding the Valuation Date. The market price for any such trading day shall be:

            (a) if the REIT Shares are listed or admitted to trading on any securities exchange or the Nasdaq Stock Market's National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,

            (b) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq Stock Market's National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or

            (c) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq Stock Market's National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the applicable period prior to the date in question, the Value of a REIT Share shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

      "WCCA" is defined in the Preamble hereto.

      "Westchase" means the Replacement Property comprising the approximately 184,529 square foot office building known as Westchase Corporate Center located at 10111 Richmond Avenue, Houston, Texas.

      "Westchase Acquisition Financing" means the mortgage financing from Nomura Credit & Capital, Inc. in the original principal amount of $15,190,000 incurred by Westchase Owner in connection with the acquisition of Westchase.

      "Westchase Contributions" means Capital Contributions in respect of Westchase, the Westchase GP or the Westchase Owner (as determined by the General Partner in its reasonable discretion).

      "Westchase Contribution Percentage" means (i) with respect to any Limited Partner that is a holder of Class A Partnership Units, the Westchase Contribution Percentage as set forth on such Limited Partner's Partner Schedule (which may be zero), as the same may be adjusted from time to time in connection with the admission of Additional Limited Partners and (ii) with respect to the Crocker/CRT Parties in the aggregate, that percentage equal to 100% minus the aggregate Westchase Contribution Percentages of the holders of Class A Partnership Units.

      "Westchase Distributions " means distributions of cash and the Gross Asset Value, as of the time of distribution, of any property (net of all liabilities secured by such distributed property or subject to which a Partner is considered to assume or take the property, pursuant to Code Section 752) made by the Partnership, in each case, in respect of Westchase, the Westchase GP or the Westchase Owner (as determined by the General Partner in its reasonable discretion).

      "Westchase GP" means CRT WC GP LLC, a Delaware limited liability company that is a wholly owned Subsidiary of the Partnership.

      "Westchase Net Income and Westchase Net Loss" means the Net Income and Net Loss attributable (in the reasonable discretion of the General Partner) to the Partnership's interest (direct and indirect through the Westchase GP) in the Westchase Owner and Westchase, which amount shall, in the interest of clarity, take account of any expenses or other costs incurred by the Partnership and attributable or allocable (as determined in the reasonable discretion of the General Partner) to the Partnership's direct or indirect interest in Westchase Owner and Westchase.

      "Westchase Owner" means CRT Westchase LP, a Delaware limited partnership in which the partnership holds a 99% interest as a limited partner and Westchase GP holds a 1% interest as the general partner.

      "Westchase Partnership Agreement" means the Limited Partnership Agreement of Westchase Owner, dated as of AUGUST __, 2004, as from time to time in effect.

      "Westchase Preference Percentage" means (i) with respect to any Limited Partner that is a holder of Class A Partnership Units, the Westchase Preference Percentage as set forth on such Limited Partner's Partner Schedule (which may be zero), as the same may be adjusted from time to time in connection with the admission of Additional Limited Partners and (ii) with respect to the Crocker/CRT Parties in the aggregate, that percentage equal to 100% minus the aggregate Westchase Preference Percentages of the holders of Class A Partnership Units.

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

      SECTION 2.1 Continuation of Partnership.

      WCCA is hereby admitted to the Partnership as an Additional Limited Partner and the General Partner and the Limited Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. This Agreement amends, restates and supersedes in its entirety the Prior Partnership Agreement. Except as expressly provided in this Agreement to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. No Partner has any interest in any Partnership property, and the Partnership Interest of each Partner shall be personal property for all purposes.

      SECTION 2.2 Name.

      The name of the Partnership is "CRT BMWCX, LTD.". The Partnership's business may be conducted under that name and/or any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate of the General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

      SECTION 2.3 Registered Office and Agent; Principal Office.

      The registered office of the Partnership shall be located at 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Florida as the General Partner deems advisable.

      SECTION 2.4 Power of Attorney.

      A. Scope. Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

            (1) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Florida and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; and (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 or the Capital Contribution of any Partner; and

            (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to evidence or confirm any vote, consent, approval, agreement or other action that is made or given by the Limited Partner under this Agreement or is consistent with the terms of this Agreement.

Nothing contained in this Section 2.4 shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 14 or as may be otherwise expressly provided for in this Agreement.

      B. Irrevocability. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners will be relying upon the power of the General Partner to act as contemplated by this

Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

      SECTION 2.5 Term.

      The term of the Partnership commenced as of November 1, 1985, the date that the Certificate was filed in the office of the Secretary of State of Florida in accordance with the Act, and shall continue until December 31, 2104 unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

                                    ARTICLE 3
                                     PURPOSE

      SECTION 3.1 Purpose and Business.

The purpose and nature of the Partnership is to (i) acquire, own, sell, encumber, exchange or otherwise dispose of Replacement Properties either directly or by ownership of interests in one or more Partnership Subsidiaries,
(ii) through the ownership of the Partnership Subsidiaries, cause the Partnership Subsidiaries to own, manage, operate, lease, sell, encumber, exchange or otherwise dispose of, maintain, and repair Replacement Properties and (iii) engage and carry on all other general business activities incidental or reasonably related to the foregoing; provided, however, that such businesses, enterprises and activities shall be limited and conducted in such a manner (to the extent within the reasonable control of the General Partner) as to permit CRT at all times to be classified as a REIT, unless the General Partner provides notice to the Partnership that CRT intends to cease or has ceased to qualify as a REIT.

      SECTION 3.2 Powers.

      The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in this Agreement and for the protection and benefit of the Partnership; provided that the Partnership shall not take any action that could, and shall not refrain from taking any action if failure to take such action could, in the judgment of the General Partner, in its sole and absolute discretion (i) adversely affect the ability of CRT to continue to qualify as a REIT, (ii) subject CRT to any additional taxes under Code Section 857 or Code Section 4981 or (iii) violate any law or regulation of any governmental body or agency having jurisdiction over CRT, the General Partner, its securities or the Partnership, unless such action (or failure to act) shall have been specifically consented to by the General Partner in writing.

      SECTION 3.3 Partnership Only for Purpose Specified.

      The Partnership shall be a limited partnership only for the purpose specified in Section 3.1, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purpose of the Partnership as specified in Section 3.1. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

      SECTION 3.4 Representations and Warranties by the Limited Partners.

      A. Individual Limited Partners. Each Limited Partner that is an individual (including, without limitation, each Additional Limited Partner and Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to the Partnership, the General Partner and each other Limited Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Limited Partner will not result in a breach or violation of, or a default under, any agreement by which such Limited Partner or any of such Limited Partner's property is bound, or any statute, regulation, order or other law to which such Limited Partner is subject, (ii) such Limited Partner is not a "foreign person" within the meaning of Code Section 1445(f), (iii) such Limited Partner does not and will not, without the prior written consent of the General Partner and CRT, actually own or constructively own (under the attribution rules of Code Section 318, as modified by Code Section 856(d)(5)) (a) stock representing nine and eight-tenths percent (9.8%) or more of the total combined voting power of all classes of stock entitled to vote, or nine and eight-tenths percent (9.8%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of any of (I) CRT, (II) the General Partner, (III) the Partnership or (IV) any partnership, venture or limited liability company of which CRT, the General Partner or the Partnership is a partner or member or (b) an interest of nine and eight-tenths percent (9.8%) or more in the assets or net profits of any tenant (other than a corporation) of any of (I) CRT, (II) the General Partner, (III) the Partnership or (IV) any partnership, venture or limited liability company of which the CRT, the General Partner or the Partnership is a partner or member, and (iv) this Agreement is binding upon, and enforceable against, such Limited Partner in accordance with its terms.

      B. Limited Partners That Are Entities. Each Limited Partner that is not an individual (including, without limitation, each Additional Limited Partner and Substituted Limited Partner as a condition to becoming a Limited Partner, Additional Limited Partner or a Substituted Limited Partner) represents and warrants to the Partnership, the General Partner and each other Limited Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws, as the case may be, any agreement by which such Limited Partner or any of such Limited Partner's properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Limited Partner or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Limited Partner is not a "foreign person" within the meaning of Code Section 1445(f), (iv) such Limited Partner does not and will not, without the prior written consent of the General Partner and CRT, actually own or constructively own (under the attribution rules of Code Section 318, as modified by Code Section 856(d)(5)) (a) stock representing nine and eight-tenths percent (9.8%) or more of the total combined voting power of all classes of stock entitled to vote, or nine and eight-tenths percent (9.8%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of any of (I) CRT, (II) the General Partner, (III) the Partnership or
(IV) any partnership, venture or limited liability company of which CRT, the General Partner or the Partnership is a partner or member or (b) an interest of nine and eight-tenths percent (9.8%) or more in the assets or net profits of any tenant (other than a corporation) of any of (I) CRT, (II) the General Partner,
(III) the Partnership or (IV) any partnership, venture or limited liability company of which CRT, the General Partner or the Partnership is a partner or member; provided, however, that one or more Affiliates of WCCA may lease up to 5,000 sq. ft. of Westchase provided that New Limited Partner and its Affiliates do not and will not actually own or constructively own (under the attribution rules of Code Section 318, as modified by Code Section 856(d)(5)) either stock representing nine and eight-tenths percent (9.8%) or more of any class of stock of, or, as applicable, an interest representing nine and eight-tenths percent (9.8%) or more of the net assets or profits of: (I) CRT, or (II) the General Partner, and (v) this Agreement is binding upon, and enforceable against, such Limited Partner in accordance with its terms.

      C. Disclosure of Interests Owned. Upon the request of the General Partner from time to time, each Limited Partner (including, without limitation, each Additional Limited Partner and Substituted Limited Partner) will disclose in writing to the General Partner (i) the amount of REIT Shares or other shares of capital stock of CRT that it actually owns or constructively owns and (ii) any ownership in the stock, assets or net profits of any corporation or other entity from which CRT, the General Partner or the Partnership, directly or indirectly, derives rental income from real property.

      D. Securities Law Representations. Each Partner (including, without limitation, each Additional Limited Partner and Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents, warrants and agrees that (i) it is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act, (ii) it has acquired its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, (iii) it has sufficient knowledge and experience in investing in companies similar to the Partnership so as to be able to evaluate the risks and merits of its investment in the Partnership, (iv) it has made an investigation of the Partnership and its business and has had an opportunity to discuss the Partnership's business, management and financial affairs with the General Partner, (v) it is able financially to bear the risks of an investment in the Partnership, (vi) it was not organized for the specific purpose of acquiring Partnership Units, and (vii) it understands that the Partnership Units issued to it have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of such Act, that such Partnership Units must be held indefinitely unless a subsequent disposition of such Units is registered under the Securities Act or is exempt from such registration, and that such Partnership Units, if certificated, will bear a legend to such effect.

      E. Anti Money-Laundering. Each Limited Partner (including, without limitation, each Additional Limited Partner and Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) acknowledges that the Partnership seeks to comply with all applicable laws concerning money laundering and related activities and, in furtherance of such efforts, hereby represent, warrant and covenants that to the best of its knowledge based upon reasonable diligence and investigation: (i) no consideration that it has contributed or will contribute to the Partnership shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction;
(ii) no consideration that it has contributed or will contribute to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (iii) no consideration that it has contributed or will contribute to the Partnership shall cause the Partnership or the General Partner to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.

Each Limited Partner shall promptly notify the General Partner if any of the representations in this Section 3.4.E. ceases to be true and accurate with respect to itself.

Each Limited Partner agrees to provide to the General Partner any additional information that the General Partner deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities.

Each Limited Partner understands and agrees that if at any time it is discovered that any of the foregoing representations in this Section 3.4.E. are incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the General Partner may, in its sole discretion, undertake appropriate actions to ensure compliance with applicable law or regulation.

Each Limited Partner further understands that the Partnership or the General Partner may release confidential information about it and, if applicable, any underlying beneficial ownership, to proper authorities if the General Partner, in its sole discretion, determines that it is in the best interests of the Partnership in light of relevant rules and regulations concerning money laundering and similar activities.

      F. Survival of Representations and Warranties. The representations and warranties contained in this Section 3.4 shall survive the execution and delivery of this Agreement by each Limited Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership. The General Partner may, in its sole and absolute discretion on behalf of the

Partnership and its Partners, grant waivers and exceptions to the representations and warranties contained in this Section 3.4, but any such waiver or exception must be in writing, must refer to this Section 3.4.F and must describe with particularity the representation or warranty as to which such waiver or exception shall apply.

      G. No Reliance. Each Limited Partner, as a condition to becoming a Limited Partner hereby acknowledges that no representations as to potential profit, tax consequences of any sort (including, without limitation, the tax consequences resulting from making a Capital Contribution, being admitted to the Partnership or being allocated Tax Items), cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Limited Partner shall not constitute a representation or warranty of any kind or nature, express or implied.

                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

      SECTION 4.1 Capital Contributions of the Initial Partners.

      At the time of the execution of this Agreement, each Limited Partner shall make the Capital Contributions set forth in the Partner Schedule for such Partner, and the General Partner shall make a Capital Contribution in an amount sufficient to cause the aggregate of the Capital Contributions made by the General Partner through the date hereof and not previously distributed to equal the amount shown on Exhibit A attached hereto. Each Limited Partner shall own Partnership Units in the amount set forth for such Partner in the Partner Schedule with respect to such Partner, as the same may be amended from time to time. The General Partner shall initially own Partnership Units in the amount set forth for the General Partner on Exhibit A attached hereto. Except as provided in a particular Partner Schedule, by law, in Section 4.3, 4.4, 8.6.C or
10.4 or as otherwise expressly set forth in this Agreement, the Partners and their Affiliates shall have no obligation or right to make any additional Capital Contributions or loans to the Partnership, any Partnership Subsidiary or any partnership, venture or limited liability company of which the Partnership is a partner or member.

      SECTION 4.2 Additional Limited Partners.

      Only with the Consent of the Limited Partners, the General Partner may admit one or more Additional Limited Partners to the Partnership from time to time, on such terms and conditions and for such Capital Contributions as may be established by the General Partner. Capital Contributions by Additional Limited Partners shall be set forth in one or more Partner Schedules. Each Person making such a Capital Contribution and executing a Partner Schedule shall be admitted to the Partnership as an Additional Limited Partner, with such number of Partnership Units and such Preferred Return Per Unit and other rights as may be set forth in such Partner Schedule. No Partner shall be obligated to restore any deficit in its Capital Account.

      SECTION 4.3 Loans by Third Parties.

      Subject to any restrictions set forth in the Partner Schedule of any Limited Partner, the Partnership may incur or assume Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements, for any purpose (including, without limitation, in connection with any further acquisition of Properties from any Person, to make distributions pursuant to
Section 5.1, or to effect a Redemption), upon such terms as the General Partner determines appropriate; provided, however, that any Debt shall be nonrecourse to the General Partner unless the General Partner otherwise agrees and the General Partner has obtained the Consent of the Limited Partners, not to be unreasonably withheld (it being understood and agreed that it shall be reasonable for any Limited Partners to withhold its consent to any financing that is recourse to the General Partner that would result in a material adverse tax consequence to such Limited Partner or their permitted transferees as a result of such debt being recourse to the General Partner); provided, further, that the General Partner may in its sole and absolute discretion and without the consent of any of the Limited Partners guarantee "non-recourse carveouts" and/or enter into an environmental indemnity and/or arrange for or provide, directly or through any Affiliate, one or more letters of credit in lieu of cash collateral or cash reserves in favor of any lender in connection with any financing or refinancing of any debt encumbering any Property and/or incur trade Debt in the ordinary course or otherwise incur Debt in the ordinary course in respect of expenses or services that would otherwise be reimbursable hereunder.

      The Partners hereby acknowledge that, provided there is no liability to the Limited Partners, General Partner or the Partnership in respect thereof (hereunder or otherwise), the General Partner shall, without the Consent of the Limited Partners, permit (or require any lender to the Baymeadows Owner or Westchase Owner to permit) the Crocker Limited Partners to provide a guarantee of up to the "bottom" $5,000,000, in the aggregate, of one or more mortgage loans securing real property assets directly or indirectly owned by the Partnership or any other Debt of the Partnership (a "Bottom Guaranty").

      The General Partner shall cause the Partnership to maintain the Westchase Acquisition Financing and Baymeadows Acquisition Financing and shall not permit the repayment or refinancing of any such Acquisition Financing prior to the Restriction Termination Date, provided that notwithstanding the foregoing, except in the case of an Exempt Transaction, (x) the Partnership may repay any such Acquisition Financing in accordance with the schedule of required payments of such indebtedness or to the extent otherwise required under the applicable loan documents of such indebtedness, provided that aggregate amount of such indebtedness shall at no time prior to the Restriction Termination Date be less than $23,200,000, (y) the Partnership shall be permitted to refinance or replace any such Acquisition Financing with Debt in an amount not less than the then outstanding principal amount of the Acquisition Financing being refinanced or replaced provided that aggregate amount of such indebtedness shall at no time prior to the Restriction Termination Date be less than $23,200,000. The Partners acknowledge and agree that the foregoing provision is made for the sole benefit of the Crocker Limited Partners and that the General Partner and the Partnership shall have no liability to the Partners or the Partnership for breach of the covenants contained in this paragraph except for liability to the Crocker Limited Partners, such liability being limited as expressly provided in the Partner Schedule of Crocker and CCA III with respect to the Partnership.

      SECTION 4.4 Additional Funding and Capital Contributions.

      A. General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds for to meet the operating or capital requirements or needs of the Partnership, any Partnership Subsidiary or any Replacement Property. Additional funds required by the Partnership may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this
Section 4.4 or, alternatively, the terms of Section 4.3. All Additional Capital Contributions shall be in cash unless otherwise approved by the General Partner with the Consent of the Limited Partners or as otherwise set out in any Limited Partner's Partner Schedule. No Limited Partner shall have any obligation to make further Capital Contributions to the Partnership, except as set forth herein, in such Limited Partner's Partner Schedule or as required by the Act.

      B. General Partner Loans. If and to the extent such Debt is permitted under Section 4.3 hereof, the General Partner or its Affiliates may loan all or a portion of any required additional funds to the Partnership on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided that this Section 4.4.B. shall not apply to Shortfall Loans.

      C. Additional Contributions.

            (1) Additional Capital to Fund Redemptions. The General Partner shall contribute 100% of the amount of any Capital Contributions required to effect a Redemption.

            (2) Additional Limited Partners. Upon the admission of any Additional Limited Partner in accordance with Section 4.2 hereof, such Additional Limited Partner shall make, and the General Partner and Partnership shall accept the Capital Contributions to be made by such Additional Limited Partner in accordance with such Additional Limited Partner's Partner Schedule.

            (3) Deficit Contributions; Shortfall Loan; Shortfall Contributions. If at any time (and from time to time) following the date hereof, the General Partner reasonably determines that additional capital contributions ("Deficit Contributions") are required to meet the operating or capital requirements or needs of the Partnership, any Property Partnership or any Property, then, in any such event, the General Partner shall give written notice (a "Call Notice") to each of the Limited Partners requesting that each Limited Partner contribute its Contribution Percentage applicable to the Property for which such Deficit Contribution is needed with such Call Notice setting forth the amount of the required Deficit Contributions, the Property(ies) for which it is needed, the applicable Contribution Percentage(s) for each Limited Partner with respect to each such Property and the amount of each Partner's share of such Deficit Contributions. The date for contribution of Deficit Contributions shall be the date set forth in the Call Notice, provided that such date shall not be less than ten (10) days from the date of such notice. If any Partner (a "Non-Contributing Partner") elects not to contribute any portion of its applicable Contribution Percentage of any Deficit Contributions, then each Partner who has contributed all of its Contribution Percentage of such Deficit Contribution (a "Contributing Partner") may, but shall not be required to, elect one of the following:

            (X) Shortfall Contribution. Make a Capital Contribution (a "Shortfall Contribution") to fund the amounts not contributed by such Non-Contributing Partner(s). If more than one Contributing Partner elects to make a Shortfall Contribution, then, in such event, such Shortfall Contributions shall be provided by such electing Contributing Partners pro rata based on their applicable Contribution Percentages or in such other proportion as they may agree.

                  If all of the Limited Partners are Non-Contributing Partners, then the General Partner may elect to cancel such call for Deficit Contributions and make a Shortfall Contribution for the aggregate amount of the Deficit Contributions called for in the Call Notice.

                  Each Shortfall Contribution shall be added to the Contributing Partner's Shortfall Contribution Memorandum Account and shall be entitled to a preferred return at a compound annual rate equal to twelve percent (12%), which return shall accrue daily on the basis of a 360 day year ("Shortfall Preferred Return").

                  Contributing Partners shall be entitled to receive distributions in respect of Shortfall Contributions and Shortfall Preferred Return as set forth in Section 5.1. Distributions made in respect of Shortfall Preferred Return and Shortfall Contributions shall be applied first to reduce the amount of accrued and unpaid Shortfall Preferred Return and then to reduce the amount of unrecovered Shortfall Contributions.

                  For purposes of determining the amount to be distributed in respect of any Shortfall Contribution and Shortfall Preferred Return accrued thereon, a memorandum account (a "Shortfall Contribution Memorandum Account") shall be maintained for each Partner representing the unrecovered amount of any Shortfall Contributions made by such Partner and all accrued and unpaid Shortfall Preferred Return thereon. Such Shortfall Contribution Memorandum Account shall be (A) increased by the amount of each Shortfall Contribution made by such Partner and all accrued and unpaid Shortfall Preferred Return thereon (which shall accrue and be added daily on the basis of a 360 day year) and (B) decreased by all distributions made to such Partner in respect of its Shortfall Contributions and Shortfall Preferred Return as provided in Section 5.1.

            (Y) Shortfall Loan. Make a loan (a "Shortfall Loan") to any Non-Contributing Partner (and not to the Partnership) in an amount equal to such Non-Contributing Partner's Contribution Percentage of such Deficit Contributions by paying such amount directly to the Partnership and specifying by notice to the Partners given within two (2) Business Days after such funding, that such loan is being made to the Non-Contributing

                  Partner, in which case said amount shall be deemed to have been contributed to the Partnership by the Non-Contributing Partner for purposes of determining the Capital Contributions made by the Non-Contributing Partner, but the Non-Contributing Partner shall still be deemed to be a Non-Contributing Partner for all purposes hereunder until such Shortfall Loan has been repaid in full. Each Shortfall Loan shall bear interest at a compound annual rate equal to twelve percent (12%) (but in no event higher than the rate permitted by applicable law). Interest on each Shortfall Loan shall accrue daily in the basis of a 360 day year and be payable monthly in arrears. Payments made in respect of Shortfall Loans shall be deemed first to be repayment of interest accrued on such Shortfall Loans and then to be repayment of the principal amount thereof. Repayment of any such Shortfall Loan made to the Non-Contributing Partner shall be effected by the Partners causing the Partnership to pay directly to the Contributing Partner(s) all distributions otherwise payable to the Non-Contributing Partner under this Agreement as and when payable, instead of making such distributions to the Non-Contributing Partner (with such distributions being deemed for all purposes to have been made to the Non-Contributing Partner and then paid by the Non-Contributing Partner to the Contributing Partner(s) making such Shortfall Loan) until such Shortfall Loan has been repaid in full with interest.

      If the General Partner or its Affiliate has arranged for or provided a letter of credit in favor of any lender as permitted hereunder, if any draw on such letter of credit should occur, the entire amount of such draw shall automatically be deemed to be a Shortfall Contribution made by the General Partner. The General Partners shall thereupon give a Call Notice with respect thereto (provided that the time period for answering such call notice shall be reduced from 10 days to 5 days). As and to the extent the other Partners contribute their respective Contribution Percentages of the amount of such draw within such 5 day period, the amount of the deemed Shortfall Contribution shall be reduced such that the ultimate Shortfall Contribution (if any) determined at the end of such 5 day period shall be consistent with clause (X) above as if the Call Notice had been given prior to such draw and the Shortfall Contribution made at the end of such 5 day period. Nothing herein shall prevent the General Partner from giving a Call Notice prior to any such draw.

      SECTION 4.5 No Interest; No Return.

      No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

      SECTION 4.6 No Preemptive Rights.

      Except to the extent expressly granted by the General Partner pursuant to a written agreement or as otherwise expressly provided herein, no person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions or loans to the Partnership, or (b) issuance or sale of any Partnership Units.

                                    ARTICLE 5
                                  DISTRIBUTIONS

      SECTION 5.1 Requirement and Characterization of Distributions.

      Except as otherwise provided in this Section 5.1, the General Partner shall cause the Partnership to distribute quarterly all of the Partnership's Available Cash to the Unitholders who are Unitholders on the Partnership Record Date with respect to such quarter (the "Accrual Period") as follows:

      A. First, to the holders of Class A Partnership Units (if any), the Class A Amount, pro rata in proportion to their respective Class A Partnership Units;

      B. Second, to holders of Class C Partnership Units, an amount equal to the aggregate Preferred Return Per Unit accrued during the current and all prior Accrual Periods in respect of all Class C Partnership Units outstanding as of such Partnership Record Date and not previously distributed pursuant to this
Section 5.1.B; provided, however that to the extent there is not sufficient Available Cash to distribute pursuant to this Section 5.1.B to pay all accrued and unpaid Preferred Return Per Unit for all outstanding Class C Partnership Units as of such Partnership Record Date, such Available Cash as is available to be distributed pursuant to this Section 5.1B shall be distributed to such holders of Class C Partnership Units in proportion to such Unitholders' respective shares, as of such Partnership Record Date, of the aggregate accrued and unpaid Preferred Return Per Unit for all such outstanding Class C Partnership Units; and

      C. Third, the balance, one hundred percent (100%) to the General Partner.

The General Partner in its sole and absolute discretion may distribute to the Unitholders Available Cash in accordance with the foregoing priorities on a more frequent basis and provide for an appropriate record date. Notwithstanding anything to the contrary contained herein, (i) in no event may a Unitholder receive a distribution of Available Cash with respect to a Partnership Unit if such Unitholder is entitled to receive a dividend from CRT or a distribution from the General Partner, as applicable, with respect to a REIT Share or an interest in the General Partner for which such Partnership Unit has been exchanged and (ii) prior to making any distributions of Available Cash pursuant to Section 5.1.A or 5.1.B, Available Cash shall first be distributed to the Partners in accordance with the positive balances in their Shortfall Contribution Memorandum Accounts (if any) until each such balance equals zero
(0) (such distributions, to the extent they do not represent a return of capital, shall constitute guaranteed payments within the meaning of Code Section 707(c) and shall be so treated by the Partnership and all Partners and shall not be treated as distributions for the purpose of computing the Partners' Capital Accounts).

Further notwithstanding anything herein to the contrary, all Available Cash of the Partnership in respect of periods or portions thereof ending prior to the Effective Date and the admission of New Limited Partner as a Partner shall be distributed as provided in the Prior Partnership Agreement.

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      SECTION 5.2 Distributions in Kind.

      No Unitholder has any right to demand and receive property other than cash. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind to the Unitholders of Property, and such Property shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5 and 6.

      SECTION 5.3 Amounts Withheld.

      All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 with respect to any allocation, payment or distribution to any Unitholder shall be treated as amounts paid or distributed to such Unitholder pursuant to Section 5.1 for all purposes under this Agreement.

      SECTION 5.4 Distributions upon Liquidation.

      Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other cash received, or reductions in reserves, working capital accounts or other cash or similar balances of the Partnership made, after commencement of the liquidation of the Partnership, shall be distributed to the Unitholders in accordance with Section 13.2.

      SECTION 5.5 REIT Distribution Requirement.

      The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with CRT's qualification as a REIT, to cause the Partnership to distribute amounts sufficient to enable CRT to pay shareholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the "REIT Requirements") and (b) avoid any federal income or excise tax liability imposed by the Code.

      SECTION 5.6 Restricted Distributions.

      Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Unitholder on account of its Partnership Interest or interest in Partnership Units if such distribution would violate
Section 620.147 of the Act or other applicable law.

                                    ARTICLE 6
                                   ALLOCATIONS

      SECTION 6.1 Timing and Amount of Allocations of Net Income and Net Loss.

      Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Fiscal Year of the Partnership as of the end of each such year. Except as otherwise provided in this Article 6, and subject to Sections 11.6.C and 12.2.C, an allocation to a Unitholder of a share of Net Income or Net Loss, Baymeadows Net Income or Baymeadows Net Loss, or Westchase Net Income or Westchase Net Loss, or Other Income or Other Net Loss, as the case may be, shall be treated as an allocation of the same share of each item of income, gain,

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loss or deduction that is taken into account in computing Net Income or Net
Loss, Baymeadows Net Income or Baymeadows Net Loss, or Westchase Net Income or Westchase Net Loss, or Other Income or Other Net Loss, as the case may be.

      SECTION 6.2 General Allocations.

      Except as otherwise provided in this Article 6 (including Section 6.2.E) and subject to Sections 11.6.C and 12.2.C, Net Income and Net Loss for a Fiscal Year shall be allocated as follows:

      A. Initial Allocations. Net Income and Net Loss shall first be allocated as provided in this Section 6.2.A. Amounts allocated in the aggregate to the CRT/Crocker Parties shall be further allocated among the CRT/Crocker Parties as provided in Section 6.2.B. Amounts allocated in the aggregate to the holders of Class A Units shall be further allocated among such Persons as provided in
Section 6.2.C.

            (1) BM Allocations. Baymeadows Net Income and Baymeadows Net Loss shall each be allocated 98% to the CRT/Crocker Parties on the one hand, and 2% to the holders of the Class A Partnership Units on the other hand.

            (2) WC Net Income Allocations. Westchase Net Income shall be allocated to the CRT/Crocker Parties on the one hand, and the holders of the Class A Partnership Units on the other hand, so as to reduce proportionately the differences between their respective Partially Adjusted Westchase Memorandum Accounts and their Target Westchase Memorandum Accounts.

            (3) WC Net Loss Allocations. Westchase Net Loss shall be allocated to the CRT/Crocker Parties on the one hand, and the holders of the Class A Partnership Units on the other hand, so as to reduce proportionately the differences between their respective Partially Adjusted Westchase Memorandum Accounts and their Target Westchase Memorandum Accounts.

      B. CRT/Crocker Allocations. Except as otherwise provided in this Article 6 (including Section 6.2.E) and subject to Sections 11.6.C and 12.2.C, amounts of Net Income and Net Loss (which, in the interest of clarity, does not include Other Net Income or Other Net Loss) allocated in the aggregate to the CRT/Crocker Parties pursuant to Section 6.2.A shall be further allocated among the CRT/Crocker Parties as follows:

            (1) Net Income.

                  (a) First, to the General Partner, to the extent of any negative balance in its Adjusted Capital Account;

                  (b) Second, to each Limited Partner and Assignee, an amount equal to the excess, if any, of (a) the aggregate amount of Net Loss and Depreciation allocated for all Fiscal Years pursuant to Section 6.2.B(2)(d) hereof in respect of all Partnership Units held by such Limited Partner or Assignee at any time during the subject Fiscal

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

                        Year over (b) the aggregate amount of Net Income allocated for all prior Fiscal Years pursuant to this
                        Section 6.2.B(1)(b) in respect of such Partnership
                        Units;

                  (c) Third, to each Limited Partner and Assignee, an amount equal to the excess, if any, of (a) the aggregate Preferred Return Per Unit accrued during all Accrual Periods ending prior to or in the subject Fiscal Year in respect of all Partnership Units held by such Limited Partner or Assignee at any time during the subject Fiscal Year (whether or not actually distributed) over
                        (b) the aggregate of the amounts allocated for all prior Fiscal Years pursuant to this Section 6.2(B)(1)(c) in respect of such Partnership Units (and not previously reversed by allocations pursuant to Section 6.2.B(2)(c));

                  (d) Fourth, to the General Partner, an amount equal to the excess, if any, of (a) the aggregate amount of Net Loss allocated to the General Partner pursuant to Section 6.2B(2)(b) for all prior Fiscal Years over (b) the aggregate amount of Net Income allocated to the General Partner pursuant to this Section 6.2.B(1)(d) for all prior Fiscal Years; and

                  (e) Fifth, the balance, one hundred percent (100%), to the General Partner.

            (2) Net Loss.

                  (a) First, to the General Partner, an amount equal to the excess, if any, of (a) the aggregate amount of Net Income allocated to the General Partner pursuant to
                        Section 6.2.B(1)(e) for all prior Fiscal Years over (b) the sum of (I) the aggregate amount of Net Loss allocated to the General Partner pursuant to this
                        Section 6.2.B(2)(a) for all prior Fiscal Years and (II) the aggregate amount distributed to the General Partner pursuant to Section 5.1.C;

                  (b) Second, to the General Partner, until its Adjusted Capital Account is reduced to zero;

                  (c) Third, to each Limited Partner and Assignee, an amount equal to the excess, if any, of (a) the aggregate amount of Net Income allocated for all prior Fiscal Years pursuant to Section 6.2.B(1)(c) in respect of all Partnership Units held by such Limited Partner or Assignee at any time during the subject Fiscal Year over
                        (b) the sum of (I) the aggregate amount of Net Loss allocated for all prior Fiscal Years pursuant to this
                        Section 6.2.B(2)(c) in respect of such Partnership Units and (II) the aggregate amount distributed in respect of such Partnership Units pursuant to Section 5.1.B;

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

                  (d) Fourth, to the Limited Partners and Assignees, in proportion to their respective Adjusted Capital Accounts until such Capital Accounts are reduced to zero; and

                  (e) Fifth, the balance, one hundred percent (100%), to the General Partner.

      C. Class A Allocations. Except as otherwise provided in this Article 6 and subject to Sections 11.6.C and 12.2.C, amounts of Net Income and Net Loss allocated in the aggregate to the holders of Class A Partnership Units pursuant to Section 6.2.A shall be further allocated among such holders pro rata to their Capital Contributions.

      D. Other Net Income and Other Net Loss. Subject to Section 6.2.E., Other Net Income and Other Net Loss shall be allocated solely to the General Partner.

      E. Prior Net Income and Net Loss. Notwithstanding anything herein to the contrary, (a) all Net Income or Net Loss of the Partnership in respect of periods or portions thereof ending prior to the admission of CRTP OP to the Partnership shall be allocated as provided in the First Amended and Restated Limited Partnership Agreement of Crocker Center Associates III, Ltd. and (b) all Net Income or Net Loss of the Partnership in respect of periods or portions thereof ending after the admission of CRTP OP to the Partnership but prior to the Effective Date and the admission of New Limited Partner as a Limited Partner shall be allocated as provided in the Prior Partnership Agreement.

      SECTION 6.3 Additional Allocation Provisions.

      Notwithstanding the foregoing provisions of this Article 6:

      A. Regulatory Allocations.

            (1) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Unitholder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unitholder's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(1) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulations
      Section 1.704-2(f) and shall be interpreted consistently therewith.

            (2) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.A(1), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Unitholder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year

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

      (and, if necessary, subsequent years) in an amount equal to such Unitholder's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and other Unitholder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(2) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

            (3) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions related to Baymeadows (as determined by the General Partner) for any Fiscal Year shall be allocated 98% to the General Partner and 2% to the holders of Class A Partnership Units (pro rata to the number of Class A Units held by them) and any Nonrecourse Deductions related to Westchase (as determined by the General Partner) for any Fiscal Year shall be allocated to the General Partner and to the holders of the Class A Partnership Units, based on their respective Westchase Contribution Percentages. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unitholder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations
      Section 1.704-2(i).

            (4) Qualified Income Offset. If any Unitholder unexpectedly receives in any Fiscal Year an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Unitholder for such taxable year (and, if necessary, subsequent taxable years) in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the deficit in the Adjusted Capital Account of such Unitholder as quickly as possible, provided that an allocation pursuant to this Section 6.3.A(4) shall be made if and only to the extent that such Unitholder would have a deficit in its Adjusted Capital Account after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(4) were not in the Agreement. It is intended that this Section 6.3.A(4) qualify and be construed as a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and it shall be interpreted consistently therewith.

            (5) Gross Income Allocation. In the event that any Unitholder has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount (if any) that such Unitholder is obligated to restore to the Partnership upon complete liquidation of such Unitholder's Partnership Interest and (ii) the amount that such Unitholder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Unitholder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3.A(5) shall be made if and only to the extent that such Unitholder would have a deficit Capital Account in excess of such sum after all other

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

      allocations provided in this Article 6 have been tentatively made as if Sections 6.3.A(4) and 6.3.A(5) were not in the Agreement.

            (6) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss or Depreciation would cause or increase a deficit in the Adjusted Capital Account of any Unitholder, such allocation of Net Loss shall be reallocated among the other Unitholders in accordance with their respective Partnership Units, subject to the limitations of this
      Section 6.3.A(6).

            (7) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to
      be taken into account in determining Capital Accounts as the result of a distribution to a Unitholder in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Unitholders in accordance with their Partnership Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unitholders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

            (8) Curative Allocations. The allocations set forth in Sections 6.3.A(1), (2), (3), (4), (5), (6) and (7) (the "Regulatory Allocations")
      are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.2, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Unitholders so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Unitholder shall be equal to the net amount that would have been allocated to each such Unitholder if the Regulatory Allocations had not occurred. In applying this Section 6.3.A(8), there shall be taken into account future Regulatory Allocations under Sections 6.3.A(1) and (2) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 6.3.A(3).

      B. Depreciation. To the extent not classified as a Nonrecourse Deduction or a Partner Nonrecourse Deduction, and allocated under Section 6.3.A(3) hereof, Depreciation for each Fiscal Year that is included in the Net Income or Net Loss allocated to the CRT/Crocker Parties pursuant to Section 6.2.A shall then be allocated, pursuant to Section 6.2.B, solely to the General Partner (and Net Income and Net Loss allocated pursuant to Section 6.2.B shall not include Depreciation).

      C. Allocation of Excess Nonrecourse Liabilities. Any "excess nonrecourse liabilities" of the Partnership, within the meaning of Regulations Section 1.752-3(a)(3), shall be allocated:

            (1) First, to the Crocker Limited Partners, pro rata, in accordance with the respective Class C Units held by the Crocker Limited Partners, to the extent of their built-in

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

      gain on their section 704(c) property (but only to the extent such section 704(c) built-in gain exceeds the section 704(c) built-in gain allocated to the Crocker Limited Partners pursuant to Regulations Section 1.752-3(a)(2), it being understood and agreed that the aggregate amount of liabilities allocated to the Crocker Limited Partners pursuant to Regulations Section 1.752-3(a)(2) and "excess nonrecourse liabilities" allocated to the Crocker Limited Partners pursuant to this Section 6.3.C(1) shall not exceed $24 million) (all within the meaning of Regulations Section 1.752-3); and

            (2) Second, to the General Partner.

      SECTION 6.4 Tax Allocations.

      A. In General. Except as otherwise provided in this Section 6.4, for federal income tax purposes, each item of Partnership income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Unitholders in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3.

      B. Allocations Respecting Section 704(c) Revaluations. Notwithstanding
Section 6.4.A, Tax Items with respect to Property that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Unitholders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) or (c) of the definition of "Gross Asset Value", subsequent allocations of income , gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c). The Partnership shall account for such variation using the "traditional method," as described in Regulations Section 1.704-3(b).

      SECTION 6.5 Other Provisions.

      A. Other Allocations upon Change in Law. In the event that the Code or any Regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Article 6, the General Partner is hereby authorized to make new allocations in reliance on the Code and such Regulations, and no such new allocation shall give rise to any claim or cause of action by any Partner.

      B. Consistent Tax Reporting. The Partners acknowledge and are aware of the income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Net Income, Net Losses and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.

      C. Substantial Economic Effect. It is the intent of the Partners that the allocations of Net Income and Net Loss under the Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Code Section 704(b). Article 6 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with the intent. In furtherance of the foregoing, the General Partner is hereby directed to resolve any ambiguity in the provisions of this Agreement in a manner that will preserve and protect allocations provided

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

for in this Article 6 for federal income tax purposes and, subject to the last sentence hereof, to adopt such curative provisions to this Article 6 as the General Partner may deem necessary. Notwithstanding the foregoing, no Partner shall have the right to require or compel any distribution of cash or property not authorized or provided for by the provisions of this Agreement, and the General Partner shall not have the right to alter any distribution of cash or property provided for by the provisions of this Agreement on the ground that such action is necessary to cause the provisions hereof to conform to the Regulations under Code Section 704(b).

                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

      SECTION 7.1 Management.

      A. Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. Notwithstanding anything in this Agreement to the contrary, the General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions of this Agreement, including Section 7.3 and the Partner Schedule of any Limited Partner, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:

            (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit CRT (so long as CRT qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its shareholders sufficient to permit CRT to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets), the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership, and the satisfaction of any such indebtedness, liabilities or obligations;

            (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

            (3) the acquisition, sale, conveyance, mortgage, pledge, encumbrance, hypothecation, contribution, transfer, exchange or other disposition of any assets of the

      Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity on such terms as the General Partner deems proper.

            (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose and on any terms that it sees fit, consistent with and subject to the terms of this Agreement, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership's Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to and equity investments in the Partnership's Subsidiaries, the holding of any real, personal and mixed property of the Partnership in the name of the Partnership or in the name of a nominee or trustee (subject to Section 7.10), the creation, by grant or otherwise, of easements or servitudes, and the performance of any and all acts necessary or appropriate to the operation of the Partnership assets including, without limitation, applications for rezoning, objections to rezoning, constructing, altering, improving, repairing, renovating, rehabilitating, razing, demolishing or condemning any improvements or property of the Partnership;

            (5) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Contributed Property, or other asset of the Partnership or any Subsidiary;

            (6) the negotiation, execution and performance of any contracts, leases, conveyances or other instruments (including with Affiliates of the Partnership on an arm's-length basis) that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with property managers (including, without limitation, as to any Contributed Property or other Property, contracting on an arm's-length basis with the contributing or any other Limited Partner or its Affiliates, or the General Partner or its Affiliates, for property management services), contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

            (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

            (8) the selection and dismissal of employees of the Partnership or the General Partner (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer"), and the engagement and dismissal of agents, outside attorneys, accountants, engineers, appraisers, consultants, contractors and other professionals on behalf of the Partnership or the General Partner and the determination of their compensation and other terms of employment or hiring;

            (9) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

            (10) the formation of, or acquisition of an interest in, and the contribution of property to, any limited or general partnerships, limited liability companies, joint ventures, corporations, or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time);

            (11) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

            (12) the undertaking of any action in connection with the Partnership's direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

            (13) the determination of the fair market value of any Property distributed in kind using such reasonable method of valuation as it may adopt;

            (14) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner's contribution of property or assets to the Partnership;

            (15) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

            (16) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

            (17) the exercise or non-exercise of any rights (including consent, voting or approval rights) or remedies of the Partnership as a member, limited partner or joint venturer or other holder of a direct or indirect interest in any other Person;

            (18) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; and

            (19) subject to the terms of Sections 4.2 and 4.4.C, the issuance of additional Partnership Units, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4.

      B. No Approval Required for Above Powers. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver, perform and take the above-mentioned agreements, transactions and actions on behalf of the Partnership without any further act, approval or vote of the Partners (except where the consent of one or more Limited Partners is expressly required by this Agreement). The execution, delivery or performance by the General Partner or the Partnership of any agreement, transaction or action authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

      C. Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

      D. No Obligations to Consider Tax Consequences to Limited Partners. In exercising its authority under this Agreement or under any Partner Schedule, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Limited Partner of any action taken (or not taken) by it, unless otherwise provided in such Limited Partner's Partner Schedule. The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with any decision or action of the General Partner which could affect the tax liability of any Limited Partner, provided that the General Partner has acted pursuant to its authority under this Agreement and such Limited Partner's Partner Schedule.

      SECTION 7.2 Certificate of Limited Partnership.

      To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Florida and each other state, the District of Columbia or any other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(3), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Florida and any other state, or the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property.

      SECTION 7.3 Restrictions on General Partner's Authority.

      A. General. The General Partner shall not, without the prior Consent of the Limited Partners:

            (1) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise permitted by or provided in this Agreement; or

            (2) possess Partnership property or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement; or

            (3) acquire any real property or improvements other than Replacement Properties.

      B. Permitted Amendments. The General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

            (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

            (2) to reflect the admissions, substitutions, terminations or withdrawals of Partners made in accordance with this Agreement or the termination of the Partnership in accordance with this Agreement, and to amend Exhibit A in connection with any such admission, substitution, termination or withdrawal;

            (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with the provisions of this Agreement;

            (4) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state governmental agency or contained in federal or state law;

            (5) to reflect such changes as are reasonably necessary for the General Partner (directly or indirectly) to maintain the status of CRT as a REIT or to satisfy the REIT Requirements;

            (6) to modify the manner in which Capital Accounts are computed (but only to the extent set forth in the definition of "Capital Account"); and

            (7) to make such changes as are reasonably necessary for the Partnership to maintain its status as a partnership for federal income tax purposes.

At the request of the General Partner, each Limited Partner shall execute and deliver to the General Partner and the Partnership such instruments as are necessary to confirm and/or effect any amendment permitted by this Section 7.3.B.

      C. Actions Requiring the Consent of Limited Partners Adversely Affected Partners and Assignees. Except as provided in Section 7.3.B, none of the following actions shall be taken without the Consent of the Limited Partners and Assignees that would be adversely affected by such action:

            (1)   any action or amendment of this Agreement that would:

                  (a) alter rights of the Partner or Assignee to receive distributions pursuant to Article 5, Section 13.2.A(4) or the relevant Partner Schedule, or the allocations specified in Article 6 (except in any case as permitted pursuant to Article 4),

                  (b) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Section 8.6, or amend or modify any related definitions, or

                  (c)   amend this Section 7.3.C; or

            (2) the registration of Partnership Units under the Securities Act or the taking of other steps to facilitate the existence of a public market for Partnership Units.

Further, no amendment may alter the restrictions on the General Partner's authority set forth elsewhere in this Section 7.3 without the consent specified therein.

      SECTION 7.4 Responsibility for Expenses.

      A. No Compensation. The General Partner shall not be compensated for its services as general partner of the Partnership except as provided in this
Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).

      B. Responsibility for Partnership Expenses; Reimbursement of the General Partner. Subject to Section 7.12, the Partnership shall be responsible for and shall pay all expenses relating to the Partnership's ownership of its assets and the operations of, or for the benefit of, the Partnership (including without limitation any expenses incurred in connection with winding up the affairs of and liquidating the Partnership pursuant to Section 13.2), and the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the

Partnership's ownership of its assets and the operations of, or for the benefit of, the Partnership, including, without limitation, the actual cost of goods, materials and services related to (i) Partnership operations, (ii) Partnership accounting, (iii) communications with Partners, (iv) legal services, (v) tax services, (vi) computer services, (vii) risk management, (viii) mileage and travel expenses and (ix) such other operational and administrative expenses as are necessary for the prudent organization and operation of the Partnership. "Actual cost of goods and materials" means the actual cost to the General Partner or any of its Affiliates of goods and materials used for or by the Partnership obtained from entities not affiliated with the General Partner, and "actual cost of administrative services" means the pro rata cost of personnel (as if such persons were employees of the Partnership) providing administrative services to the Partnership. Any reimbursements pursuant to this Section 7.4.B. shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7.

      C. Responsibility for Organizational or Issuance Expenses. Each of the Partners shall be responsible for and shall pay all expenses incurred by it relating to the negotiation, execution and delivery of this Agreement (including expenses relating to the issuance of Partnership Units issued in connection with the execution hereof), as well as other costs of acquisition incurred by it with respect to funds or properties acquired by the Partnership or by the General Partner and immediately contributed to or agreed at the option of the Partnership to be contributed to the Partnership on the date hereof. Except as provided in Section 7.12 and the immediately preceding sentence, the Partnership shall be responsible for and shall pay (or shall reimburse the General Partner for) all expenses hereafter incurred relating to the organization of the Partnership (including expenses relating to the issuance of Partnership Units), as well as other costs of capital raising or acquisition incurred by the Partnership or General Partner with respect to funds or properties acquired by the Partnership or by the General Partner and immediately contributed to or agreed at the option of the Partnership to be contributed to the Partnership, all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.

      SECTION 7.5 Other Business of General Partner.

      The General Partner may engage independently or with others in other business ventures of every nature and description, including, without limitation, the ownership of other properties, the making or management of other investments and the participation as a partner in other partnerships. Nothing in this Agreement shall be deemed to prohibit the General Partner or any employee or Affiliate of the General Partner from dealing with, or otherwise engaging in business with, Persons transacting business with the Partnership, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefor. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the Partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. Notwithstanding and without limiting the foregoing, the General Partner may directly or indirectly through an affiliate or subsidiary in the ordinary course of its business, for its own account or for the account of others, acquire, own, develop, manage, operate, lease and otherwise deal with any property including property adjacent to or near the Properties and in connection therewith the General Partner may actively solicit tenants for such other property even if such tenants are existing tenants or prospective tenants of the Properties without violating any duty to the Partners of this Partnership and without any obligation to make any lease offer to such tenants with respect to the Properties, any or all of which conflicts (actual or apparent) and any issues of self dealing or neglect of the General Partner's fiduciary duty which might otherwise be implicated thereby being knowingly and expressly waived by all of the Partners of this Partnership.

      SECTION 7.6 Contracts with General Partner.

      Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, or enter into any agreement, for the provision of services to the Partnership or otherwise, except pursuant to transactions or agreements that are determined by the General Partner in good faith to be fair and reasonable and to have terms that are comparable to or more favorable to the Partnership than those available from third parties on an arm's-length basis. The Partners acknowledge and agree that the General Partner, CRT or one or more of their respective Affiliates or any Affiliate of WCCA shall provide property management services for each Replacement Property, and be compensated therefor, unless otherwise agreed by the General Partner or set forth in any Limited Partner's Partner Schedule; and, subject to the first sentence of this Section 7.6, the Partners consent to the Partnership or any Partnership Subsidiary entering into a property management agreement with any such Person for the provisions of such services.

      SECTION 7.7 Indemnification.

      A. General. Except as otherwise provided in Section 7.12, to the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations of the Partnership ("Actions") as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee for gross negligence, willful misconduct, bad faith, or a knowing violation of the law. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty, indemnity, or otherwise, for or related to any indebtedness of the Partnership or any Subsidiary of the Partnership, and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the

Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this
Section 7.7.

      B. In Advance of Final Disposition. Except as otherwise provided in
Section 7.12, to the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action may be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct was not met.

      C. No Effect on Other Rights. The indemnification provided by this Section
7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in a writing pursuant to which such Indemnitee is indemnified.

      D. Insurance. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall in its sole and absolute discretion determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement or under applicable law.

      E. Employee Benefit Plans. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or, to the extent such actions relate to the Partnership or persons performing services for the Partnership, the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this
Section 7.7, unless such liabilities arise as a result of such Indemnitee's willful misconduct, bad faith, or a knowing violation of the law.

      F. No Personal Liability of Partners. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

      G. Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      H. Binding Effect; Amendments. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the rights of an Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      SECTION 7.8 Liability of Indemnitees.

      A. General. Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, except in the case of gross negligence, willful misconduct, bad faith, or a knowing violation of the law by such Indemnitee. Each Partner shall be liable to the Partnership and the other Partners for any direct (and not consequential or incidental) damages, losses sustained, liabilities incurred or benefits not derived (to the extent the same are not reimbursed by insurance proceeds or indemnities from third parties) as a result of errors in judgment or mistakes of fact or law or of any act or omission that, in any such case, constitutes (i) a breach by such Partner of its obligations or duties under this Agreement that constitutes gross negligence, willful misconduct, bad faith, or a knowing violation of the law or
(ii) any fraud perpetrated by such Partner or its Affiliates.

      B. No Obligation to Consider Interests of Limited Partners. The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the partners of the General Partner (and, indirectly, the shareholders of CRT) and the Limited Partners collectively, and that, subject to Section 7.3.C or in any Limited Partner's Partner Schedule, the General Partner is under no obligation to give the priority or consideration to the separate interests of the Limited Partners in deciding whether to cause the Partnership to take (or decline to take) any actions, including, the disposition of Properties of the Partnership, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner does not violate the terms of any written agreement between the Partnership and one or more Limited Partners.

      C. Performance of General Partner's Duties. Subject to its obligations and duties as General Partner set forth in Section 7.1.A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it under this Agreement either directly or indirectly or by or through its employees or agents. The General Partner shall not be responsible for any simple negligence on the part of any such agent appointed and supervised by it in good faith nor shall the General Partner be responsible for any misconduct, gross negligence or simple negligence on the part of any Affiliates of WCCA serving as property manager of Westchase or otherwise appointed and serving as an agent of the Partnership or any Partnership Subsidiary or any employee or agent of any of them.

      D. Amendments. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on any Indemnitee's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      E. Duties of General Partner. To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement.

      SECTION 7.9 Other Matters Concerning the General Partner.

      A. Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

      B. Reliance on Consultants and Advisers. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance in good faith upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

      C. Action Through Officers and Attorneys. The General Partner shall have the right, in respect of any of its powers or obligations under this Agreement, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner under this Agreement.

      D. Actions to Maintain REIT Status or Avoid Taxation of CRT. Notwithstanding any other provisions of this Agreement or the Act, but subject to the limitations set forth in Section 7.3.C, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of CRT to continue to qualify as a REIT, (ii) for CRT otherwise to satisfy the REIT Requirements or (iii) to avoid CRT incurring any taxes under Code Section 857 or Code Section 4981, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

      SECTION 7.10 Title to Partnership Assets.

      Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

      SECTION 7.11 Reliance by Third Parties.

      Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership unless and until such Person shall be notified in writing that the General Partner does not have such authority under the Agreement, and, unless and until such Person shall have been so notified, such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any action taken by such Person prior to the receipt by such Person of written notice that the General Partner did not have the requisite authority to authorize such action. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder, unless and until such Person shall be notified otherwise in writing, that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

      SECTION 7.12 Treatment of and Limitation on Payments to General Partner.

      A. Reimbursement and Indemnification Payments. If and to the extent that any payments to the General Partner pursuant to Section 7.4 or 7.7 would constitute gross income to the General Partner (as opposed to a repayment of advances made on behalf of the Partnership), those amounts shall constitute guaranteed payments within the meaning of Code
Section 707(c), and shall be so treated by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

      B. Limitation on Payments to General Partner. To the extent that any amount paid or credited to the General Partner or its officers, directors, employees or agents or any other Person pursuant to Section 7.4 or 7.7 or pursuant to clause (ii) of Section 5.1 would constitute gross income of CRT that is not described in Code Section 856(c)(2) or 856(c)(3) (a "GP Payment") then, notwithstanding any other provisions of this Agreement, the amount of such GP Payment for any fiscal year shall not exceed the lesser of:

                  (i)   an amount equal to the excess, if any, of

                              (1) four and eight tenths percent (4.8%) of CRT's
                        total gross income (not including any GP Payments or gross income from prohibited transactions) for the fiscal year over

                              (2) the amount of gross income derived by CRT from
                        sources other than those described in subsections (A) through (H) of Code Section 856(c)(2), but not including the amount of any GP Payments or gross income from prohibited transactions); or

                  (ii)  an amount equal to the excess, if any, of

                              (1) twenty-four and eight tenths percent (24.8%)
                        of CRT's total gross income (not including any GP Payments or gross income from prohibited transactions) for the fiscal year over

                              (2) the amount of gross income derived by CRT from
                        sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any GP Payments or gross income from prohibited transactions);

Notwithstanding the foregoing, GP Payments in excess of the amounts set forth in paragraphs (i) and (ii) may be made if and to the extent that the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect CRT's ability to qualify as a REIT. To the extent that GP Payments may not be made in a Fiscal Year due to the above limitations, such GP Payments shall carry over and be treated as arising in the following Fiscal Year(s) (subject again to limitation as set forth above in those years), for a maximum of seven years (treating amounts payable as first being paid from the earliest year such amounts were carried over, and the next succeeding years in chronological order). If any GP Payment is carried over for such seven-year period and not paid, such amount shall no longer be an obligation of the Partnership. If a GP Payment is inadvertently made in an amount in excess of the limitations in this Section 7.12.B, such excess payments shall be treated as a permitted loan from the Partnership to the General Partner, to be repaid as soon as practicable following discovery of the overpayment.

                                    ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

      SECTION 8.1 Limitation of Liability.

      Except as otherwise provided by the Act, this Agreement or as otherwise set forth in a Limited Partner's Partner Schedule, no Limited Partner, in its capacity as such, shall be obligated for any debt, obligation or other liability of the Partnership, whether arising in contract, tort or otherwise.

      SECTION 8.2 Management of Business.

      No Limited Partner or Assignee (other than any of the General Partner's Affiliates or any officer, director, employee, partner, member, agent, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, member, agent, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

      SECTION 8.3 Outside Activities of Limited Partners.

      Subject to any agreements entered into by a Limited Partner or its Affiliates with CRT, the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any Assignee, and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner may engage independently or with others in other business ventures of every nature and description, including, without limitation, the ownership of other properties, the making or management of other investments and the participation as a partner in other partnerships. Nothing in this Agreement shall be deemed to prohibit any Limited Partner or any employee or Affiliate of a Limited Partner from dealing with, or otherwise engaging in business with, Persons transacting business with the Partnership, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefor. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in any business ventures or activities of any Limited Partner or Assignee or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. Subject to such agreements, none of the Limited Partners nor any other Person shall have any right by virtue of this Agreement or the partnership relationship established by this Agreement in any business ventures or activities of any other Person or to the income or proceeds derived therefrom, and such Person shall have no obligation pursuant to this Agreement, subject to any agreements entered into by a Limited Partner or its Affiliates with CRT or its Affiliates, the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

      SECTION 8.4 Return of Capital; Priority among Limited Partners.

      Except pursuant to the rights of Redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article 5, 6, or 13, or as otherwise expressly provided in this Agreement or a Partner Schedule, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

      SECTION 8.5 Rights of Limited Partners Relating to the Partnership.

      A. Copies of Business Records. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

            (1) to obtain a copy of the Partnership's federal, state and local income tax returns for each Fiscal Year;

            (2) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

            (3) to obtain a copy of this Agreement and the Certificate and all amendments hereto and thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments hereto and thereto have been executed;

            (4) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

            (5) to obtain a copy of (i) the most recent annual and quarterly reports filed with the SEC by CRT pursuant to the Exchange Act and (ii) each report or other written communication sent to the shareholders of CRT.

      B. Notification of Adjustment Factor, Etc. On written request, the Partnership shall notify any Limited Partner of the then current Adjustment Factor or any change made to the Adjustment Factor or the REIT Shares Amount or the Preferred Return Per Unit applicable to such Limited Partner.

      C. Confidential Information. Notwithstanding any other provision of this
Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information with respect to the Partnership that the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

      SECTION 8.6 Redemption Rights of Qualifying Parties.

      A. General. Each Limited Partner and each Assignee shall have the right, on or after the Permitted Tender Date for such Limited Partner or Assignee, as the case may be, subject to the terms and conditions set forth in Sections 8.6 and 11.3.C, to require the Partnership to redeem all or a portion of the Class C Partnership Units held by such Limited Partner or Assignee (such Class C Partnership Units being hereafter called the "Tendered Units") in exchange (a "Redemption") for an amount, payable on the Specified Redemption Date, equal to the sum of the Cash Amount and the Accrued and Unpaid Preferred Return Amount (the "Redemption Consideration"). Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner or Assignee when exercising the Redemption right (the "Tendering Party"). The Partnership's obligation to effect a Redemption, however, shall not arise or be binding against the Partnership before the first Business Day following the Cut-Off Date. In the event of a Redemption, an amount equal to the Redemption Consideration shall be delivered to the Tendering Party in immediately available funds.

      B. General Partner's Assumption of Redemption Obligation. Notwithstanding the provisions of Section 8.6.A, at or before the close of business on the Cut-Off Date, the General Partner may, in its sole and absolute discretion but subject to the Ownership Limit and the transfer restrictions and other limitations of the Charter, elect to acquire some or all (such percentage being referred to as the "Applicable Percentage") of the Tendered Units from the Tendering Party in exchange for REIT Shares or a payment in immediately available funds. The General Partner shall make such election by giving written notice to the Tendering Party at or before the close of business on the Cut-Off Date of its intention to acquire some or all of the Tendered Units, which notice shall specify the Applicable Percentage of Tendered Units to be acquired by the General Partner. If the General Partner so elects, on the Specified Redemption Date the Tendering Party shall sell such number of the Tendered Units to the General Partner in exchange for aggregate consideration (the "Purchase Consideration") comprised of both (i) either, at the election of the General Partner, (x) a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage or (y) an amount equal to the product of the Cash Amount and the Applicable Percentage and (ii) an amount equal to the product of the Accrued and Unpaid Preferred Return Amount and the Applicable Percentage, provided that the amount specified in this clause (ii) shall be paid in immediately available funds unless the General Partner will issue REIT Shares pursuant to clause (i), in which case the General Partner may, in its sole discretion, pay the amount specified in this clause (ii) by delivering a number of REIT Shares equal to the product of the Accrued and Unpaid Preferred Amount and the Applicable Percentage divided by the Value of a REIT Share as of the Valuation Date. In the event of a purchase of the Tendered Units pursuant to this Section 8.6.B, the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units, and, upon notice to the Tendering Party by the General Partner, given on or before the close of business on the Cut-Off Date, that the General Partner has elected to acquire some or all of the Tendered Units pursuant to this Section 8.6.B, the obligation of the Partnership to effect a Redemption of the Tendered Units as to which the General Partner's notice relates shall not accrue or arise. The cash portion of the Purchase Consideration, if any, shall be delivered to the Tendering Party in immediately available funds. The portion of the Purchase Consideration to be paid in REIT Shares, if any, shall be delivered by the General Partner as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of the General Partner, the Securities Act and relevant state securities or "blue sky" laws. Notwithstanding any delay in the delivery of certificates of any REIT Shares or Rights, the Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Neither any Tendering Party all or a portion of whose Tendered Units are acquired by the General Partner pursuant to this Section 8.6.B, any other Partner, any Assignee nor any other interested Person shall have any right to require or cause the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 8.6.B, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange. REIT Shares issued upon an acquisition of the Tendered Units by the General Partner pursuant to this Section 8.6.B may contain such legends regarding restrictions under the Securities Act, applicable state securities laws and the Charter as the General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

      C. General Partner's Determination Not to Purchase Tendered Units. In the event that the General Partner declines or fails to exercise its purchase rights pursuant to Section 8.6.B following receipt of a Notice of Redemption (such event, a "Declination"):

            (1) The General Partner shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date; provided, that, if the General Partner does not give either notice of its intention to acquire some or all of the Tendered Units pursuant to Section 8.6.B or notice of its Declination at or prior to the close of business on the Cut-Off Date, the General Partner shall be deemed to have given notice of a Declination.

            (2) The Partnership shall be required to redeem from the Tendering Partner that percentage (the "Required Redemption Percentage") of the Tendered Units which the General Partner does not elect to purchase pursuant to Section 8.6.B, in exchange for an amount, payable in immediately available funds on the Specified Redemption Date, equal to the product of (i) the Required Redemption Percentage and (ii) the sum of the Cash Amount and the Accrued and Unpaid Preferred Return Amount. In the event that the Partnership has insufficient liquid assets to permit it to effect such Redemption, the Partnership may elect to raise funds for the payment of the product of (x) the Required Redemption Percentage and (y) the sum of the Cash Amount and any Accrued and Unpaid Preferred Return Amount from any sources available to the Partnership (including, but not limited to, the sale of any Property and the incurrence of additional Debt; provided, that, the General Partner shall be required to contribute to the Partnership in accordance with Section 4.4 any funds required for such Redemption not otherwise raised by the Partnership.

      D. Limitations Imposed by Charter. Notwithstanding the provisions of
Section 8.6.B, the General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for REIT Shares if such exchange would be prohibited under the Charter.

      E. Additional Provisions Applicable to Redemptions and Purchases Pursuant to Section 8.6. Notwithstanding anything herein to the contrary, with respect to any Redemption (or any tender of Partnership Units for Redemption if the Tendered Units are acquired by the General Partner pursuant to Section 8.6.B) pursuant to this Section 8.6:

            (1) All Class C Partnership Units acquired by the General Partner pursuant to Section 8.6.B shall automatically, and without further action required, be converted into and deemed to be General Partner Interests comprised of the same number of Partnership Units.

            (2) No Tendering Party may transfer to the Partnership or to the General Partner pursuant to this Section 8.6 a number of Class C Partnership Units less than the lesser of (i) that number of Partnership Units having a value (determined by multiplying the Cash Amount and the number of Partnership Units proposed to be redeemed) of not less than $100,000 or (ii) all of the remaining Partnership Units owned by such Tendering Party; provided, however that a Tendering Party must redeem all of its remaining Partnership Units in connection with its fourth Redemption.

            (3) Each Tendering Party may effect a Redemption no more than two times in each twelve-month period, with the initial twelve-month period beginning on the Permitted Tender Date for such Tendering Party and each subsequent twelve-month period beginning on each successive annual anniversary of such Permitted Tender Date, unless the restriction contained in this Section 8.6.E(3) is waived by the General Partner in its sole and absolute discretion.

            (4) The consummation of such Redemption (or an acquisition of Tendered Units by the General Partner pursuant to Section 8.6.B, as the case may be) shall be subject to compliance with the applicable requirements, if any, under the HSR Act.

            (5) The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5) all Class C Partnership Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect such Class C Partnership Units for all purposes of this Agreement, until such Partnership Units are either paid for by the Partnership pursuant to Section 8.6.A or Section 8.6.C or transferred to the General Partner and paid for, either by the transfer of the REIT Shares and Rights, if applicable, to the Tendering Party on the books and records of CRT or by the delivery of immediately available funds to the Tendering Party, pursuant to Section 8.6.B, on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the General Partner in exchange for REIT Shares pursuant to Section 8.6.B, the Tendering Party shall have no rights as a shareholder of CRT with respect to the REIT Shares issuable in connection with such acquisition.

            (6) Restrictions on Subsequent Transfers of REIT Shares. Without the consent of the General Partner or CRT, in each instance, and in addition to any restrictions on transfer under applicable securities laws or the Charter, each Tendering Party who receives REIT Shares agrees that it shall not transfer more than one-half of the REIT

      Shares received in any Redemption in any twelve month period (commencing on the date of the Redemption) until the expiration of the twenty-fourth full calendar month after the applicable Redemption.

            (7) Expiration of Redemption Rights After Event of Dissolution. The rights granted to Limited Partners and Assignees under this Section 8.6 shall expire on the earlier of (i) the making of liquidating distributions pursuant to Section 13.2 and (ii) 2:00 p.m. (Boca Raton time) on the sixtieth (60th) Business Day after the General Partner has given the Partners notice of the occurrence of an Event of Dissolution pursuant to
      Section 13.5, time being of the essence.

      F. Documents and Information to Be Submitted by Tendering Party. In connection with and as a condition to an exercise of Redemption rights pursuant to this Section 8.6, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

            (1) A written affidavit, dated the same date as, and accompanying, the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to
      Section 8.6.B, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit; provided, however, that if the Tendering Party is unable to make the representation specified in
      Section 8.6.F(1)(b) as of the date of the Notice of Redemption due solely to an amendment to the Charter made on or after the date of this Agreement (other than an amendment to the Charter made to ensure compliance of the General Partner with the requirements of the Code for qualifying for taxation as a REIT), then the Tendering Party shall notify the General Partner of its inability to make such representation and, to the extent (but only to the extent) that an exchange of the Tendered Units for REIT Shares pursuant to Section 8.6.B would violate the Ownership Limit as then in effect, but would not have violated the Ownership Limit as in effect on the date of this Agreement (as reduced by any amendment to the Charter made to ensure compliance of the General Partner with the requirements of the Code for qualifying for taxation as a REIT), such Tendering Party shall be entitled to receive cash in exchange for its Partnership Units.

            (2) An undertaking, dated the same date as, and accompanying, the Notice of Redemption, to certify, at and as a condition to the closing of
      (i) the Redemption or (ii) the acquisition of the Tendered Units by the General Partner pursuant to Section 8.6.B on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.6.F(1) or (b) after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.6.B, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Ownership Limit; and

            (3) Such written representations, investment letters, legal opinions or other instruments necessary, in the General Partner's view, to effect compliance with the Securities Act or the HSR Act.

      SECTION 8.7 Partnership Right to Call Limited Partner Interests.

      A. Call Right in the Event Outstanding Units of Class Fall Below Ten Percent of Original Level. Notwithstanding any other provision of this Agreement (but subject to Section 8.8), on any date on which the aggregate outstanding number of Class C Partnership Units is less than ten percent (10%) of the number of Partnership Units of such Class originally issued, the Partnership shall have the right, but not the obligation, from time to time and at any time (until the making of liquidating distributions pursuant to Section 13.2), by notifying in writing each Limited Partner and Assignee holding Class C Partnership Units that the Partnership has elected to exercise its rights under this Section 8.7.A, to treat the Limited Partners and Assignees holding Class C Partnership Units as Tendering Parties who have each delivered a Notice of Redemption pursuant to
Section 8.6 for all of their respective Class C Partnership Units.

      B. Call Right. Notwithstanding any other provision of this Agreement with respect to any Limited Partner, from and after the earlier of (i) such Limited Partner's Permitted Call Date or (ii) the sale or other disposition the Replacement Properties in a taxable transaction or (iii) the occurrence of an Event of Dissolution, the General Partner shall have the right, but not the obligation, from time to time and at any time (until the making of liquidating distributions pursuant to Section 13.2), by notifying in writing such Limited Partner and its Assignees that the Partnership has elected to exercise its rights under this Section 8.7.B, to treat all (but not less than all) of such Limited Partner's and its Assignees as Tendering Parties (and, in the case of (iii), all but not less than all of all Limited Partners and their Assignees as Tendering Parties) who have each delivered a Notice of Redemption pursuant to
Section 8.6 for all of their respective Class C Partnership Units; provided, however, that the General Partner or Partnership may specify a Specified Redemption Date that is less than forty (40) days after the date of such notice.

      C. Mechanics. Notice given by the General Partner to a Limited Partner or Assignee pursuant to Section 8.7.A or 8.7.B shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner or Assignee. For purposes of this Section 8.7, (a) any Limited Partner or Assignee to whom such notice has been given under Section 8.7.A or 8.7.B shall be treated as a Tendering Party and (b) the provisions of Sections 8.6.E(2) and 8.6.E(3) shall not apply, but the remainder of Section 8.6 shall apply with such adjustments as shall be necessary in the circumstances.

      D. Applicable to Class C Only. The rights of the General Partner and Limited Partner under Sections 8.6 and 8.7 are applicable only to Class C Partnership Units.

      SECTION 8.8 General Provisions Related to Exercise of Redemption Rights and Call Rights under Sections 8.6 and 8.7.

      A. No Obligation To Consider Interests of Other Partners/Assignees or Partnership. The Partners expressly acknowledge and agree that each of the General Partner, each Limited

Partner or Assignee and the Partnership, in exercising its rights under Section
8.6 or 8.7, is acting for the benefit of itself and that such Persons do not have any obligation or duty (fiduciary or otherwise) to give priority or consideration to the separate interests of such other Persons in exercising such right and shall not be liable for monetary damages for losses sustained, liabilities incurred (including tax liabilities), or benefits not derived (including tax benefits) by such other Persons in connection therewith so long as such rights are exercised in accordance with the terms hereof. In particular, the Partners expressly acknowledge and agree that the Partnership, the General Partner and the Limited Partners shall have the right to exercise their respective rights of redemption or call rights under Sections 8.6 or 8.7 after or in connection with an Event of Dissolution or in connection with the sale or other disposition of any other Partnership Property notwithstanding the fact that the consideration payable to the Limited Partners (whether in cash or REIT Shares) to consummate any such Redemption may be more or less than such persons would otherwise receive under Article 5 or Article 13 if no such rights had been exercised.

      B. Ability to Delay Distributions to Accommodate Redemption. Notwithstanding Article 5 or Article 13 to the contrary, the General Partner, if a Limited Partner or Assignee has given or is deemed to have given a Notice of Redemption under Sections 8.6 or 8.7 and the applicable Redemption has not yet occurred, then the General Partner shall be entitled, in its sole and absolute discretion to delay any distributions otherwise payable pursuant to Section 5.1 or Section 13.2 until such Redemption has been consummated in accordance with the terms hereof.

      C. Priority. The fact that a Tendering Party may have given a Notice of Redemption under Section 8.6 hereof shall not in any way limit or restrict the rights of the Partnership or General Partner to exercise its call rights pursuant to Section 8.7 with respect to the Units for which a Notice of Redemption has not been given.

                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

      SECTION 9.1 Records and Accounting

      A. Maintenance of Records. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5.A or 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

      B. Accounting Method. The books of the Partnership shall be maintained, for financial reporting purposes, on the same basis as the books of CRT (which, as of the date hereof, is the accrual basis), or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles. For federal income tax purposes, the books of the Partnership shall be maintained on the same basis as the books of CRT (which, as of the date hereof, is the accrual basis) or on such other basis as the General Partner determines to be necessary or appropriate.

      SECTION 9.2 Fiscal Year.

      The Fiscal Year of the Partnership shall be the calendar year.

      SECTION 9.3 Reports.

      A. Annual Reports. As soon as practicable, but in no event later than one hundred five (105) days after the close of each Fiscal Year, the General Partner shall cause to be mailed to each Limited Partner, of record as of the close of the Fiscal Year, an annual report containing the balance sheet of the Partnership as of December 31 of such Fiscal Year and the related statements of income, cash flows and Partner's capital for the one-year period ending as of such December 31, certified by the General Partner.

      B. Quarterly Reports. As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner of record as of the last day of the calendar quarter, a report containing an unaudited balance sheet of the Partnership as of the end of such calendar quarter and the related statements of income, cash flows and Partner's capital for such quarter and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.

      C. Annual Budget and Other Periodic Reports. Promptly upon request of any Limited Partner, the General Partner shall provide to such Limited Partner a copy of the Annual Budget prepared by or on behalf of the Partnership in respect of the Partnership and each Replacement Property approved by the General Partner and then in effect and copies of any other periodic or other periodic reports prepared by the property manager of each Replacement Property in the form prepared by such property manager.

                                   ARTICLE 10
                                   TAX MATTERS

      SECTION 10.1 Preparation of Tax Returns.

      The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. The General Partners shall use all reasonable efforts to provide the Limited Partners with a copy of any federal or state income tax returns at least fifteen
(15) days prior to filing such returns; it being understood that the final contents of such returns shall be in the sole and absolute discretion of the General Partners. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis, a schedule of previous

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depreciation deductions, and other relevant information, as may be reasonably requested by the General Partner from time to time.

      SECTION 10.2 Tax Elections.

      Except as otherwise provided in this Agreement, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754 and the election to use the "recurring item" method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Partnership's Properties; provided, however, that, if the "recurring item" method of accounting is elected with respect to such property taxes, the Partnership shall pay the applicable property taxes prior to the date provided in Code Section 461(h) for purposes of determining economic performance. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

      SECTION 10.3 Tax Matters Partner.

      A. General. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder. At the request of any Limited Partner, the General Partner agrees to consult with such Limited Partner with respect to any audit of or litigation relating to any income tax return; provided, however, that the conduct of any such audit or litigation shall be in the sole and absolute discretion of the General Partner. Pursuant to Code Section 6223(c), upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profits interest of each of the Limited Partners, provided that such information is provided to the Partnership by the Limited Partners. The Limited Partners shall provide such information to the Partnership as the General Partner shall reasonably request.

      B. Authority of Tax Matters Partner. The tax matters partner is authorized, but not required:

            (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii)

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

      who is a "notice partner" (as defined in Code Section 6231) or a member of a "notice group" (as defined in Code Section 6223(b)(2));

            (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed or otherwise delivered to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

            (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

            (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition, complaint or other document) for judicial review with respect to such request;

            (5) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

            (6) to take any other action on behalf of the Partners in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner in its capacity as such.

      SECTION 10.4 Withholding.

      Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, 1442, 1445 or 1446. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clause (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner

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hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions otherwise payable by the Partnership to such defaulting Limited Partner). Any amounts payable by a Limited Partner under this
Section 10.4 shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created under this Section 10.4.

      SECTION 10.5 Electing Large Partnership.

      In the event such election becomes available, the General Partner, in its sole discretion, may cause the Partnership to elect to be an "electing large partnership" under Code Section 775. In that case, the General Partner shall be the person authorized to act on behalf of the Partnership in any federal or related state income tax proceeding for purposes of Code Section 6255 and shall be authorized to undertake any and all actions on behalf of the Partnership to the maximum extent contemplated under Code Sections 6240 through 6255 (including, without limitation, to bind the Partnership and all Partners with respect to any settlement of any proceeding).

      SECTION 10.6 Organization Expenses.

      The General Partner may in its sole and absolute discretion cause the Partnership to elect to deduct expenses, if any, incurred in organizing the Partnership ratably over a 60-month period as provided in Code Section 709.

                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

      SECTION 11.1 Transfer.

      No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio. No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, or may be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

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

      SECTION 11.2 Transfer of General Partner's Partnership Interest.

      The General Partner shall not withdraw as the General Partner from the Partnership and shall not Transfer all or any portion of its General Partner Interest in the Partnership (whether by sale, disposition or otherwise) without the Consent of the Limited Partners, which Consent may be given or withheld in the sole and absolute discretion of the Limited Partners; provided, however, that the General Partner may Transfer its General Partner Interest in connection with a merger or consolidation of CRT with or into any other entity or a sale or exchange of all or substantially all of its assets or all or substantially all of the assets of CRT; provided, further, that the Consent of the Limited Partners shall not be required for any of the following: (a) at any time and from time to time the General Partner, directly or indirectly, may transfer its General Partner Interests to CRT or any Subsidiary of CRT , (b) at any time and from time to time the shareholders of CRT may Transfer shares in (or other securities issued by) CRT and CRT may issue additional shares or securities (of any type or class) and repurchase its shares or other securities, and (c) CRT may Transfer any direct or indirect interest in the General Partner. Upon any Transfer of a General Partner Interest pursuant to the Consent of the Limited Partners or otherwise in accordance with the provisions of this Section 11.2, the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate the admission of the transferee to the Partnership and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest, and such Transfer shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners. In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the bankruptcy of the General Partner, all of the remaining Partners may elect to continue the Partnership business by selecting a successor General Partner in accordance with the Act.

      SECTION 11.3 Limited Partners' Rights to Transfer.

      A. General. No Limited Partner shall Transfer all or any portion of its Partnership Interest without the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion; provided, however, that a Limited Partner may, without the prior written consent of the General Partner, Transfer all or a part of such Partnership Interest to any Designated Party of such Limited Partner or any Qualified Descendant of such Limited Partner; provided, further that each such Transfer to such Qualified Descendant or Designated Party, as applicable, shall be subject to the provisions and requirements of Sections 11.3.B (to the extent applicable), 11.3.C and 11.3.D, including without limitation, that the Designated Party or Qualified Descendant, as the case may be, is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act (any such Transfer to a Designated Party or Qualified Descendant or any other Transfer consented to by the General Partner is hereinafter referred to as a "Permitted Transfer"). In order to effect any Transfer (including a Permitted Transfer), the Limited Partner must deliver to the General Partner a duly executed copy of the instrument making such Transfer, and such instrument must evidence the written acceptance by the transferee of, and compliance with, all of the terms and conditions of this Agreement and represent that such assignment was made in accordance with all applicable laws and regulations.

      B. Generally Applicable Restrictions on Transfers and Other Dispositions (Including Redemptions and Sales to the General Partner). In addition to any other restrictions on Transfer contained in this Agreement, in no event may any Transfer or other assignment or disposition of a Partnership Interest by any Limited Partner (including any Permitted Transfer, any Redemption, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made, without the consent of the General Partner in its sole and absolute discretion:

            (1) to any Person who lacks the legal right, power or capacity to own a Partnership Interest;

            (2) to any Person, if the number of Partnership Units transferred to such Person is not at least equal to the lesser of (i) the number of whole Partnership Units having a value, as of the effective date of the Transfer, of more than $50,000 or (ii) all of the remaining Partnership Units owned by such Transferring Partner;

            (3) in violation of applicable law;

            (4) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest;

            (5) in the event that such Transfer would cause CRT to cease to comply with the REIT Requirements or could subject CRT to any additional taxes under Code Section 857 or 4981;

            (6) if such Transfer would, in the opinion of counsel to the Partnership or the General Partner, cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Units held by all Limited Partners);

            (7) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership either (i) to cease to be classified as a partnership or (ii) to be classified as a publicly traded partnership, in either case for federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Units held by all Limited Partners);

            (8) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in ERISA Section 3(14)) or a "disqualified person" (as defined in Code Section 4975(e)(2));

            (9) if such Transfer would, in the opinion of legal counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

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

            (10) if the General Partner shall not have received an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act or any other applicable federal or state securities laws and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred;

            (11) in the case of a Transfer other than a Redemption or an acquisition by the General Partner of Partnership Units in exchange for REIT Shares or cash, if the General Partner shall not have received from the proposed transferee an accredited investor questionnaire in form and substance reasonably satisfactory to the General Partner and, in the case of an acquisition by the General Partner of Partnership Units in exchange for REIT Shares, if the General Partner and CRT shall not have received from the Transferring Limited Partner an accredited investor questionnaire in form and substance reasonably satisfactory to the General Partner and CRT;

            (12) if such Transfer would cause the Partnership (as opposed to the General Partner or CRT) to become a reporting company under the Exchange Act; or

            (13) if such Transfer would subject the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

      C. Assumption of Obligations. It is a condition to any Transfer otherwise permitted under this Agreement (whether or not such Transfer is a Permitted Transfer) that the transferee assume by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation in which all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all ownership limitations (including, without limitation, the Ownership Limit) contained in the Charter that may limit or restrict such transferee's ability to exercise its Redemption rights. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor under this Agreement. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights under this Agreement, other than the rights of an Assignee as provided in Section 11.5.

      D. Incapacity. If a Limited Partner is subject to Incapacity (other than bankruptcy), the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

      SECTION 11.4 Substituted Limited Partners.

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

      A. Consent of General Partner Required. No Limited Partner shall have the right to substitute any transferee as a Limited Partner in its place. A transferee of the interest of a Limited Partner may be admitted as a Substituted Limited Partner only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. Subject to the foregoing, a transferee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, including, without limitation, the power of attorney granted in
Section 2.4, (ii) a Partner Schedule executed by such Assignee and (iii) such other documents and instruments as may be required or advisable, in the reasonable discretion of the General Partner, to effect such transferee's admission as a Substituted Limited Partner.

      B. Rights and Duties of Substituted Limited Partners. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

      C. Amendment of Exhibit A; New Partner Schedule. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name and address of such Substituted Limited Partner and to eliminate, if necessary, the name and address of the predecessor of such Substituted Limited Partner. In addition, the Substituted Limited Partner and the General Partner shall execute a Partner Schedule with respect to such Substituted Limited Partner, which Partner Schedule shall supersede, to the extent necessary, the Partner Schedule for the predecessor of such Substituted Limited Partner.

      SECTION 11.5 Assignees.

      If the General Partner, in its sole and absolute discretion, does not consent (and is not deemed to consent) pursuant to Section 11.4 to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee but not the right to Transfer the Partnership Units as otherwise provided in this Article 11, and shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement (other than for the purposes of the Partnership's call right pursuant to Section 8.7 or as otherwise expressly provided herein), or entitled to effect a Consent or vote with respect to such Partnership Units on any matter presented to the Limited Partners for approval. In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

      SECTION 11.6 General Provisions.

      A. Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a Permitted Transfer of all of such Limited Partner's

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

Partnership Units in accordance with this Article 11 or pursuant to a Redemption (or acquisition by the General Partner) of all of its Partnership Units under
Section 8.6.

      B. Transfer of All Partnership Units by Limited Partner. Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11, (ii) pursuant to the exercise of its rights to effect a Redemption of all of its Partnership Units under Section 8.6 or (iii) to the General Partner, whether or not pursuant to Section 8.6.B, shall cease to be a Limited Partner.

      C. Allocation of Income and Distributions. If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership or acquired by the General Partner pursuant to Section 8.6, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Fiscal Year shall be allocated to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner (including, without limitation, the General Partner in the case of an acquisition of Partnership Units pursuant to Section 8.6) or Assignee, by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the "daily proration" or "interim closing of the books" method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, the General Partner, in its sole and absolute discretion, may determine that each of such items for the calendar month in which a Transfer, Redemption or assignment occurs shall be allocated to the transferee Partner or Assignee, and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner or the Tendering Party, as the case may be, if such Transfer occurs on or before the fifteenth (15th) day of the month; otherwise such items for such calendar month shall be allocated to the transferor Partner. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer or assignment or, in the case of a Redemption or acquisition by the General Partner pursuant to Section 8.6, before the date of the applicable Specified Redemption Date, shall be made to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner or Assignee.

                                   ARTICLE 12
                              ADMISSION OF PARTNERS

      SECTION 12.1 Admission of Successor General Partner.

      A successor to all of the General Partner's General Partner Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms, conditions and applicable obligations of this Agreement and such other documents or instruments as may be required to effect the admission.

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

      SECTION 12.2 Admission of Additional Limited Partners.

      A. General. After the date hereof, a Person (other than an existing Partner) who is permitted to make a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms, conditions and applicable obligations of this Agreement, including, without limitation, the power of attorney granted in
Section 2.4, (ii) a Partner Schedule executed by such Person and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

      B. Consent of General Partner Required. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner and the Consent of the Limited Partners, which consents may be given or withheld in the General Partner's and the Limited Partners' sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner and the Consent of the Limited Partners to such admission.

      C. Allocation of Income and Distributions. If any additional Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the "daily proration" or the "interim closing of the books" method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 11.6.C. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

      SECTION 12.3 Amendment of Agreement and Certificate of Limited
Partnership.

      For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4.

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

      SECTION 12.4 Admission of New General Partner.

      Upon execution and delivery of this Agreement by the General Partner, such General Partner shall be admitted to the Partnership as a General Partner, whereupon CCA III shall automatically be deemed to have converted to a Limited Partner without any further action required by any Partner hereunder.

      SECTION 12.5 Limit on Number of Partners.

      No Person shall be admitted to the Partnership as a Substituted Limited Partner or an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have more than five hundred (500) Partners, including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through a partnership, a limited liability company, a subchapter S corporation or a grantor trust, or otherwise cause the Partnership to become a reporting company under the Exchange Act.

                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

      SECTION 13.1 Dissolution.

      The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (an "Event of Dissolution"), but in no other event:

      A. the expiration of its term as provided in Section 2.5;

      B. an event of withdrawal, as defined in the Act (including, without limitation, bankruptcy), of the sole General Partner unless, within ninety (90) days after the withdrawal, all of the remaining Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

      C. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

      D. the occurrence of a Terminating Capital Transaction; or

      E. the Redemption (or acquisition by the General Partner) of all Partnership Units other than Partnership Units held by the General Partner.

      SECTION 13.2 Winding up.

      A. General. Upon the occurrence of an Event of Dissolution, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of an Event of Dissolution, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs (it being understood that a Partner/Assignee shall have the right to exercise its redemption or call rights, if as and to the extent applicable, after an Event of Dissolution, subject to compliance with Sections 8.6, 8.7 and 8.8 hereof, as applicable). The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in CRT) shall be applied and distributed in the following order:

            (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

            (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4;

            (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof), pro rata in accordance with amounts owed to each such Partner and Assignee;

            (4) Fourth, to the Partners in accordance with the positive balances in their Shortfall Contribution Memorandum Accounts (if any) until each such balance equals zero (0);

            (5) Fifth, to the holders of Class A Partnership Units (pro rata to their Class A Partnership Units), an amount they would receive if the Partnership were to distribute all then Available Cash pursuant to Section
      5.1 (treating for this purpose the proceeds of any Terminating Capital Transaction as Available Cash); and

            (6) Sixth, to the CRT/Crocker Parties, in accordance with their respective Capital Accounts.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13, other than the reimbursement of its expenses.

      B. Where Immediate Sale of Partnership's Assets Impractical. Notwithstanding the provisions of Section 13.2.A that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth in such Section, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners who are creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

      C. Compliance with Timing Requirements of Regulations; Allowance for Contingent or Unforeseen Liabilities or Obligations. In the event that the Partnership is "liquidated," within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made to the Partners and Assignees in the manner and order of priority specified in Section 13.2.A by the end of the taxable year in which such liquidation occurs (or, if later, within 90 days of such liquidation). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners and Assignees pursuant to this Article 13 may be: (i) distributed to a liquidating trust established for the benefit of the Partners and Assignees for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (the assets of any such trust shall be distributed to the Partners and Assignees from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners and Assignees pursuant to this Agreement); or (ii) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the Partners and Assignees in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

      SECTION 13.3 Deemed Liquidation.

      Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Event of Dissolution has occurred, the Partnership's Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts, the Partnership shall be deemed to have contributed the Property, subject to all Partnership liabilities, to a new partnership in exchange for all of the interests in such new partnership, and immediately thereafter, the Partnership shall be deemed to have distributed the interests in such new partnership to the Partners in accordance with their respective Capital Accounts in the

Partnership. Each Partner's capital account in the new partnership shall equal its Capital Account in the Partnership immediately prior to such deemed contribution and distribution.

      SECTION 13.4 Rights of Limited Partners.

      Except as otherwise provided in this Agreement, (i) each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution, (ii) no Limited Partner shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions or allocations.

      SECTION 13.5 Notice of Dissolution.

      In the event that an Event of Dissolution occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to
Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days of such event, provide written notice of the event to each of the Partners and, in the General Partner's sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice of the event in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).

      SECTION 13.6 Cancellation of Certificate of Limited Partnership.

      Upon the completion of the liquidation of the Partnership as provided in
Section 13.2, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Florida, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Florida shall be canceled, and such other actions as may be necessary to terminate the Partnership shall be taken.

      SECTION 13.7 Reasonable Time for Winding-up.

      A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 in order to minimize any losses otherwise attendant to such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                                   ARTICLE 14
                       PROCEDURES FOR ACTIONS AND CONSENTS
                        OF PARTNERS; AMENDMENTS; MEETINGS

      SECTION 14.1 Procedures for Actions and Consents of Partners.

      The actions requiring consent or approval of Partners pursuant to this Agreement, including Section 7.3, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

      SECTION 14.2 Amendments.

      Amendments to this Agreement may be proposed by the General Partner, and, unless otherwise expressly specified in this Agreement, shall require the written consent of both the General Partner and the Consent of the Limited Partners. The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote on the proposal and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than twenty (20) days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner's recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time. This Section 14.2 shall not limit the rights of the General Partner or the Limited Partners under Section 7.3.

      SECTION 14.3 Meetings of the Partners.

      A. General. Meetings of the Partners may be called by the General Partner. Notice of any such meeting shall be given to all Partners not less than seven
(7) days nor more than thirty (30) days prior to the date of such meeting. The notice shall state the nature of the business to be transacted. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.3.B.

      B. Action by Written Consent. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the General Partner and by Majority in Interest of the Limited Partners (or such other group of Partners as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the General Partner and Majority in Interest of the Limited Partners (or such other group of Partners as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

      C. Proxies. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall, unless otherwise specifically provided in the proxy, be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

      D. Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion, including establishment of a Partnership Record Date for such meeting.

                                   ARTICLE 15
                               GENERAL PROVISIONS

      SECTION 15.1 Addresses and Notice.

      Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or three (3) Business Days after being sent by certified United States mail, postage prepaid, return receipt requested, or upon confirmed receipt by other means of written communication (including by telecopy, facsimile, other wire transmission, or by commercial courier) (i) in the case of a Partner, to such Partner at the address set forth in Exhibit A (or, if Exhibit A has not been amended to reflect the address of any Limited Partner, the Partner Schedule with respect to such Limited Partner) or such other address of which the Partner shall notify the General Partner in writing and (ii) in the case of an Assignee, to the address of which such Assignee shall notify the General Partner in writing.

      SECTION 15.2 Titles and Captions.

      All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

      SECTION 15.3 Pronouns and Plurals.

      Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      SECTION 15.4 Further Action.

      The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      SECTION 15.5 Fair Value.

      To the fullest extent permitted by the Act and applicable law, each Limited Partner hereby acknowledges and agrees that for the purposes of Section
620.205 of the Act, the "fair value" of its Partnership Interest shall not exceed, and each Limited Partner agrees to accept, the Redemption Consideration or Purchase Consideration (paid in cash or REIT Shares as permitted hereunder) for all of its Partnership Units that would otherwise be payable to such Limited Partner pursuant to a Redemption initiated by the Limited Partner or the Partnership at such time.

      SECTION 15.6 Binding Effect.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, legal representatives and permitted successors and assigns.

      SECTION 15.7 Waiver.

      No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition. The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the representations, duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of
(i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners, (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state "blue sky" or other securities laws; provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

      SECTION 15.8 Counterparts.

      This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties to this Agreement, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature to this Agreement or upon execution of a Partner Schedule.

      SECTION 15.9 Applicable Law; Etc.

      A. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Florida, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

      B. Each of the Partners hereby waives trial by jury in any action arising out of matters related to this Agreement, which waiver is informed and voluntary.

      C. Each Partner hereby irrevocably and unconditionally (i) submits itself and its property, solely for the purposes of any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the State Courts of Florida and Texas and the U.S. District Court for the Southern District of Florida and the Houston Division of the U.S. District Court for the Southern District of Texas (collectively, the "Courts"), (ii) consents to the bringing of any such action or proceeding in the Courts and waives any objection that it may now or hereafter have to the venue or any such action or proceeding in any such court and (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      D. If any Partner brings any action or suit against any other Partner or the Partnership by reason of any breach of any of the covenants, agreements or provisions of this Agreement, then, in such event, the prevailing party, as determined in such action or suit, shall be entitled to have and recover from the other party or parties all costs and expenses of such action or suit, including, without limitation, reasonable attorneys' fees and expenses resulting therefrom, it being understood and agreed that the determination of the prevailing party shall be included in the matters which are the subject of such action or suit.

      SECTION 15.10 Confidentiality.

      The terms of this Agreement and all other business, financial and other information relating to the conduct of the business and affairs of the Partnership or the relative or absolute rights or interests of any of the Partners (collectively, "Confidential Information") that has not been disclosed pursuant to authorization by the General Partner is confidential and proprietary information of the Partnership. Accordingly, each Partner agrees that it will not disclose Confidential Information to any Person or confirm any statement made by any Person regarding Confidential Information unless and until the Partnership has disclosed such Confidential Information pursuant to authorization by the General Partner and has notified each Partner that it has done so or such information is/has become public knowledge (other than as a result of a breach of this Section 15.10); provided, however, that any Partner (or its Affiliates) may disclose such Confidential Information if required by law (it being specifically understood and agreed that anything set forth in a registration statement or any other document filed pursuant to law will be deemed required by law) or generally accepted accounting principles or if necessary for it to perform any of its duties or obligations hereunder. For the avoidance of doubt, the Partners acknowledge and agree that (i) in connection with CRT's reporting requirements that Confidential Information, including, without limitation, the Partnership's balance sheet and income statement financial data and such other Confidential Information as may be required by law from time to time as reasonably determined by CRT at the time, (ii) each of the Partners may disclose Confidential Information to its partners, and may disclose Confidential Information to its lenders, accountants, attorneys and other advisors and investors, and (iii) CRT may disclose Confidential Information consistent with customary practice by similar REITS. Notwithstanding the foregoing, except as reasonably necessary to comply with applicable securities laws, each Partner (and each employee, representative, or other agent of a Partner) may disclose to any and all Persons, of any kind, the tax treatment and the tax structure of the Partnership and all materials of any kind (including opinions or other tax analyses) that are provided to such Partner relating to such tax treatment and tax structure. For this purpose, "tax structure" is limited to any facts relevant to the U.S. federal income tax treatment of the Partnership and does not include any information relating to the identity and capital subscriptions of the Partners.

      The covenants contained in this Section 15.10 shall survive any transfer of Partnership Units.

      SECTION 15.11 Entire Agreement.

      This Agreement, together with the Partner Schedules executed by the Limited Partners, contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

      SECTION 15.12 Invalidity of Provisions.

      If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      SECTION 15.13 No Partition.

      The Partners agree that the Partnership properties are not and will not be suitable for partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have any property of the Partnership partitioned or sold, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right.

      It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

      SECTION 15.14 No Third-Party Rights Created Hereby.

      The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other Person (i.e., a party who is not a signatory to this Agreement or a permitted successor to such a signatory) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

      SECTION 15.15 Remedies Not Exclusive.

      Any remedies contained in this Agreement for breaches of obligations under this Agreement shall not be deemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise.

         [The remainder of this page has intentionally been left blank.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      GENERAL PARTNER:

                                      CRTP OP LP

                                      By: CRTP GP LLC

                                          By: CRT PROPERTIES, INC.

                                              By: /s/ Thomas C. Brockwell
                                                 Name: Thomas C. Brockwell
                                                 Title: Executive Vice President

                                      LIMITED PARTNERS:

                                      CCA III, INC.

                                      By: /s/ Thomas J. Crocker
                                         Name: Thomas J. Crocker
                                         Title: President

                                          /s/ Thomas J. Crocker
                                      Thomas J. Crocker

                                      WESTCHASE CORPORATE CENTER
                                      ASSOCIATES, LTD., a Texas limited
                                      partnership

                                      By: MEANS KNAUS INVESTMENT
                                          COMPANY, LLC, a Texas limited
                                          liability company

                                          By:/s/ Douglas A. Knaus
                                             Printed Name:Douglas A. Knaus
                                             Title:Manager

                                     JOINDER

      The undersigned hereby joins in this Agreement solely for the purpose of guaranteeing the performance of the General Partner's obligations under Section
8.6 hereof to pay the Redemption Consideration or Purchase Consideration to any Tendering Party as and to the extent required under the Agreement.

                                      CRT Properties, Inc.

                                      By: /s/ Thomas C. Brockwell

                                          Executive Vice President

                                                                       EXHIBIT A

                             PARTNERS AND ADDRESSES

GENERAL PARTNER:

CRTP OP LP                                         Cash contribution:
225 NE Mizner Boulevard, Suite 200                 Number of Partnership Units:
Boca Raton, Florida  33432
Attention: President
Facsimile: (561) 794-7712

LIMITED PARTNERS:

Thomas J. Crocker.                                 See Partner Schedule
c/o 225 NE Mizner Boulevard, Suite 200
Boca Raton, Florida 33432
Facsimile: (561) 794-7712

CCA III, Inc.                                      See, Partner Schedule
c/o 225 NE Mizner Boulevard, Suite 200
Boca Raton, Florida 33432
Attn:  Thomas J. Crocker
Facsimile: (561) 794-7712

Westchase Corporate Center Associates, Ltd.        See, Partner Schedule
c/o Means-Knaus Partners, L.P.
3100 Monticello Avenue, Suite 250
Dallas, Texas  75205
Attention: Steven A. Means
Telephone: (214) 269-3001
Facsimile: (214) 946-5544

                                                                       EXHIBIT B

                              NOTICE OF REDEMPTION

To:   CRTP OP LP
      225 NE Mizner Boulevard, Suite 200
      Boca Raton, Florida 33432
      Attention: Chief Accounting Officer

      The undersigned Limited Partner or Assignee hereby irrevocably tenders for Redemption __________ Class C Partnership Units in CRT BMWCX, LTD. in accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of CRT BMWCX, LTD., dated as of August __, 2004, as amended (the "Agreement"), and the Redemption rights referred to therein. The undersigned Limited Partner or Assignee:

            (a) undertakes (i) to surrender such Class C Partnership Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 8.6.F of the Agreement;

            (b) directs that the certified check representing the Cash Amount deliverable upon the closing of such Redemption be delivered to the address specified below;

            (c) represents, warrants, certifies and agrees that:

                  (1) the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Class C Partnership Units, free and clear of the rights or interests of any other person or entity,

                  (2) the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Class C Partnership Units as provided herein, and

                  (3) the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

            (d) acknowledges that he will continue to own such Class C Partnership Units until and unless either (1) such Class C Partnership Units are acquired by the General Partner pursuant to Section 8.6.B of the Agreement or (2) such Redemption transaction closes.

      Each capitalized term used herein and not otherwise defined shall have the same meaning as is ascribed to it in the Agreement.

Dated: ______________                 Name of Limited Partner or Assignee:

                                      __________________________________________
                                      (Signature of Limited Partner or Assignee)

                                      __________________________________________
                                      (Street Address)

                                      __________________________________________
                                      (City)       (State)      (Zip Code)

                                      __________________________________________
                                      Signature Guaranteed by:

                                      __________________________________________

Issue Check Payable to:               __________________________________________

Social Security
or identifying number:                __________________________________________

                                                                       EXHIBIT C

                            FORM OF PARTNER SCHEDULE
                   New And Additional Limited Partner Version

                                PARTNER SCHEDULE
                                 CRT BMWCX, LTD.

      THIS PARTNER SCHEDULE is executed by CRTP OP LP, a Delaware limited partnership (the "General Partner"), and the party named below (the "New Partner") in respect of CRT BMWCX, LTD., a Florida limited partnership f/k/a Crocker Center Associates III, Ltd. (the "Partnership"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the [Third] Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of __________ __, 2004 (the "Agreement").

1.    NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF NEW PARTNER:

      __________________________________________________________________________
      __________________________________________________________________________
      TIN:______________________________________________________________________

2.    CAPITAL CONTRIBUTIONS BY NEW PARTNER:

      Cash contribution:           $________________________

      Contributed Properties:

                       Gross  Amount of Indebtedness Assumed     Net Value of
   Description of      Asset   or to which the Contributed        Contributed
Contributed Property   Value        Property is Subject            Property
--------------------   -----  ------------------------------     ------------
____________________   _____  ______________________________     ____________
____________________   _____  ______________________________     ____________
____________________   _____  ______________________________     ____________
____________________   _____  ______________________________     ____________

Total Capital Contribution:        $________________________

3.    PARTNERSHIP UNITS AND PREFERRED RETURN PER UNIT:

      Number of Partnership Units issued
      to New Partner:                          ____________

      Class of Partnership Units issued:       ____________

Capital Contribution Represented
by Each Partnership Unit:                      $___________

Preferred Return Per Unit:

4.    ADMISSION OF NEW PARTNER:

      The New Partner is admitted to the Partnership as an Initial/Additional Limited Partner. The General Partner hereby consents to such admission.

5.    DESIGNATED PARTIES AND QUALIFIED DESCENDANTS:

      Designated Parties:

      Qualified Descendants:

6.    PERMITTED TENDER DATE:

      The Permitted Tender Date for the New Partner shall be the __ anniversary of the Closing Date.

7.    AGREEMENT:

      The New Partner acknowledges receipt of a copy of, and agrees to be bound by, the Agreement, as it may be amended from time to time. The New Partner specifically confirms (a) the representations and warranties contained in
Section 3.4 of such Agreement, as it may be amended from time to time, and (b) the grant of the power of attorney set forth in Section 2.4 of such Agreement.

8.    ADDITIONAL TERMS AND CONDITIONS:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

      IN WITNESS WHEREOF, the parties have executed this Partner Schedule as of the date indicated below.

Dated: _________________, 2004

                          "GENERAL PARTNER": CRTP OP LP

                                             By: CRTP GP LLC,
                                                 its general partner

                                                 By:____________________________
                                                    Name:
                                                    Title:

                                 "NEW PARTNER":

                                                                       EXHIBIT D

THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO SUCH SALE, TRANSFER OR OTHER DISPOSITION, UNLESS THE HOLDER HEREOF COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN OTHER PROVISIONS AS SET FORTH IN THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CRT BMWCX, LTD., DATED AS OF __________, 2004, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE PARTNERSHIP.

                              Certificate No. ____

                                 CRT BMWCX, LTD.

                  FORMED UNDER THE LAWS OF THE STATE OF FLORIDA

This certifies that _________________

is the owner of ___________________ FULLY PAID PARTNERSHIP UNITS OF

                      CRT BMWCX, LTD. (the "Partnership"),

transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Partnership Units represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of _______, 2004, as the same may be amended and/or supplemented from time to time.

IN WITNESS WHEREOF, the undersigned has signed this Certificate.

Dated:
By:_________________________________________